AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 13, 2006
REGISTRATION NO. 333-136060

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOLAR THIN FILMS, INC.
(Name of small business issuer in its charter)

Delaware (State or jurisdiction of incorporation or organization)	3651 (Primary Standard Industrial Classification Code Number)	95-4356228 (I.R.S. Employer Identification No.)

25 Highland Blvd.
Dix Hills, New York 11746
(631) 254-2136
(Address and telephone number of principal executive offices)

25 Highland Blvd.
Dix Hills, New York 11746
516-417-8454
(Address of principal place of business or intended principal place of business)

Csaba Toro, Chief Executive Officer
25 Highland Blvd.
Dix Hills, New York 11746
516-417-8454
(Name, address and telephone number of agent for service)

Copies to:
Richard A. Friedman, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
(212) 930-9700
(212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐    _______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐   ________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐ ________________________

(COVER CONTINUES ON FOLLOWING PAGE)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares Common Stock, $.01 par value per share, issuable upon conversion of convertible notes	10,362,500	$1.29	$13,367,625	$1,430.34

Shares of Common Stock, $.01 par value per share	8,059,200	$1.29	$10,396,368	$1,112.41

Common Stock, $.01 par value per share, issuable upon exercise of common stock purchase warrants	3,625,000	$1.29	$4,676,250	$500.36

Total	22,046,700		$28,440,243	$3,043.11*

*	Previously paid.

(1)
Includes shares of our common stock, par value $0.01 per share, which may be offered pursuant to this registration statement. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures and exercise of warrants; as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the last reported price as reported on the Pink Sheets on July 18, 2006, which was $1.29 per share.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED NOVEMBER 13, 2006

Solar Thin Films, Inc.
22,046,700 Shares of
Common Stock

This prospectus relates to the public offering of up to 22,046,700 shares of our common stock, par value $.01 per share, which may be sold from time to time by the selling stockholders of Solar Thin Films, Inc. named in this prospectus. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. We cannot assure you that the selling stockholders will sell all or any portion of the shares offered in this prospectus.

The total number of shares sold herewith consists of the following shares to be issued to the selling stockholders: (i) up to 10,362,500 shares issuable upon conversion of convertible debentures, (ii) 3,625,000 shares issuable upon the exercise of warrants, and (iii) 8,059,200 shares of common stock presently outstanding. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the exercise, if any, of warrants to purchase 3,625,000 shares of common stock. All costs associated with this registration will be borne by us.

Our common stock is currently traded on the Pink Sheets under the symbol “SLTF.PK”. The last reported sales price per share of our common stock as reported by the Pink Sheets on November 3, 2006, was $1.31.

The Securities offered hereby involve a high degree of risk.
See “Risk Factors” beginning on page 3.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The date of this prospectus is ___________, 2006.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

SOLAR THIN FILMS, INC.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “RISK FACTORS” section, the financial statements and the notes to the financial statements. We conduct our business operations through Kraft Rt. (“Kraft”), our majority-owned subsidiary. As used hereinafter in this prospectus, the terms “Solar”, “we,” “us,” or “our” refer to Solar Thin Films, Inc and its wholly-owned subsidiaries, including Kraft.

Kraft is headquartered in Budapest, Hungary and has historically been engaged in the design, development and manufacturing of vacuum based production and quality control equipment used in several hi-tech industries. Over its 10 year existence, Kraft has developed and manufactured a line of equipment serving the semiconductor industry, glass coating technologies and, more recently, the photovoltaic industry. Kraft is presently focusing substantially all of its efforts on the design, development and construction of turnkey manufacturing plants that produce photovoltaic thin film modules for sale and expects most of its near term growth to develop through the manufacturing of its turnkey facilities.

Kraft reported a net loss of $6,953,769 for the six months ended June 30, 2006 and a net loss of $270,018 for the year ended December 31, 2005. Kraft has suffered operating losses and negative cash flows from operations since inception and, at June 30, 2006, Kraft had an accumulated deficit $7,920,752.

Our principal executive offices are located at 25 Highland Blvd., Dix Hills, New York 11746. Our telephone number is 516-417-8454.

The Offering

Common stock outstanding before the offering	26,031,354 shares.

Common stock offered by selling stockholders
Up to 22,046,700 shares which includes (i) up to 10,362,500 shares issuable upon conversion of convertible debentures, (ii) 3,625,000 shares issuable upon the exercise of warrants, and (iii) 8,059,200 shares of common stock presently outstanding..

Common stock to be outstanding after the offering	Up to 40,018,854 shares which assumed the conversion of all convertible debentures and the exercise of all common stock warrants.

Use of proceeds	We will not receive any proceeds from the sale of the common stock. See "Use of Proceeds" for a complete description.

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors" beginning on page 3.

Pink Sheets Symbol	SLTF.PK

Forward-Looking Statements
This prospectus contains forward-looking statements that address, among other things, our strategy to develop our business, projected capital expenditures, liquidity, and our development of additional revenue sources. The forward-looking statements are based on our current expectations and are subject to risks, uncertainties and assumptions. We base these forward-looking statements on information currently available to us, and we assume no obligation to update them. Our actual results may differ materially from the results anticipated in these forward-looking statements, due to various factors.

EXPLANATORY NOTE: IN JUNE 2006, WE ENTERED INTO SECURITIES PURCHASE AGREEMENTS WITH SEVERAL ACCREDITED INVESTORS. ISSUANCES OF SHARES OF COMMON STOCK UPON THE EXERCISE OF THE COMMON STOCK PURCHASE WARRANTS ISSUED IN CONNECTION WITH THIS FINANCING WOULD REQUIRE US TO ISSUE SHARES OF COMMON STOCK IN EXCESS OF OUR AUTHORIZED CAPITAL. WE INTEND TO FILE AN INFORMATION STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION, SEEKING TO INCREASE OUR AUTHORIZED COMMON STOCK FROM 40,000,000 TO 150,000,000, WHICH SUCH ACTION HAS BEEN APPROVED BY SHAREHOLDERS OF OUR COMPANY HOLDING A MAJORITY OUR OUTSTANDING SHARES ON JUNE 15, 2006. WE INTEND ON FILING THE CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION 20 DAYS AFTER THE MAILING A DEFINITIVE INFORMATION STATEMENT. WE ARE REGISTERING 3,000,000 SHARES OF COMMON STOCK PURSUANT TO THIS PROSPECTUS THAT ARE UNDERLYING THE COMMON STOCK PURCHASE WARRANTS THAT WERE ISSUED IN CONNECTION WITH THE SECURITIES PURCHASE AGREEMENT ENTERED IN JUNE 2006. UPON FILING THE CERTIFICATE OF AMENDMENT, WE WILL AMEND THIS PROSPECTUS TO INCLUDE ADDITIONAL SHARES OF COMMON STOCK THAT ARE ISSUABLE UPON EXERCISE OF THE COMMON STOCK PURCHASE WARRANTS.

The above information regarding common stock to be outstanding after the offering is based on 26,031,354 shares of common stock outstanding as of November 6, 2006 and assumes the subsequent conversion of our issued convertible debentures and exercise of warrants by our selling stockholders.

Shares of common stock issued or issuable in connection with the following transactions are being registered pursuant to the registration statement of which this prospectus forms a part.

June 2006 Financing

On June 14, 2006, we entered into a financing arrangement with several investors (the “June 2006 Investors”) pursuant to which it sold various securities in consideration of an aggregate purchase price of $6,000,000 (the “June 2006 Financing”).

In connection with the June 2006 Financing, we issued the following securities to the June 2006 Investors:

•	$6,000,000 in senior secured convertible notes (the “June 2006 Notes”);
•	4,800,000 shares of common stock of the Company (the “June 2006 Shares”);
•	Series A Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $2.00 per share for a period of three years (“Series A Warrants”);
•	Series B Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $2.20 per share for a period of four years (“Series B Warrants”);
•	Series C Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $3.00 per share for a period of three years (“Series C Warrants”); and
•	Series D Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $3.30 per share for a period of four years (“Series D Warrants”).

The Series B Warrants and the Series D Warrants are exercisable only following the exercise of the Series A Warrants and the Series C Warrants, respectively, on a share by share basis.

The June 2006 Notes are interest free and mature in June 2009 and are convertible into our common stock, at the June 2006 Investors’ option, at a conversion price equal to $1.00 per share. We granted the June 2006 Investors a first priority security interest in all of our assets subject only to the secured convertible notes in the amount of $525,000 previously issued in September 2005. In addition, we pledged the shares held in Kraft as collateral to the June 2006 Investors.

We granted the June 2006 Investors registration rights with respect to the June 2006 Shares, and the shares of common stock underlying the June 2006 Notes, Series A Warrants, Series B Warrants, the Series C Warrants and Series D Warrants. We were required to file a registration statement within 30 days from closing and have such registration statement declared effective within 90 days from closing if the registration statement is not reviewed or, in the event that the registration statement is reviewed, within 120 days from closing. If we fail to have the registration statement filed or declared effective by the required dates, we will be obligated to pay a penalty equal to 2% of the purchase price to each investor upon any such registration failure and for each thirty days that such registration failure continues.

The June 2006 Investors have contractually agreed to restrict their ability to convert the June 2006 Notes, Series A Warrants, Series B Warrants, Series C Warrants and Series D Warrants and receive shares of the Company’s common stock such that the number of shares of the Company’s common stock held by them and their affiliates after such conversion does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

September 2005 Financing

The Company entered into a Securities Purchase Agreement (the “September 2005 Agreement”) with Iroquois Master Fund Ltd., Smithfield Fiduciary LLC and Lilac Ventures Master Fund, Limited (collectively, the “September 2005 Investors”) on September 22, 2005 for the sale of (i) $525,000 in senior secured convertible notes (the “September 2005 Notes”) and (ii) 840,000 shares of common stock of the Company (the “September 2005 Shares”). On September 26, 2005, the September 2005 Investors purchased the September 2005 Notes and September 2005 Shares. The September 2005 Investors also participate in the June 2006 Financing.

The Notes are interest free, mature in March 2007 and are convertible into the Company’s common stock, at the September 2005 Investors' option, at a conversion price equal to 50% of the closing price on the day prior to the submission of the conversion notice, however, the conversion price may not be lower than $0.40 (the “Floor Price”).

Upon maturity of the Notes, the Company, at the option of the September 2005 Investors, the Company may pay the principal of the September 2005 Notes in cash or shares. The Company may only pay in shares if proper notice has been sent to the September 2005 Investors indicating that the Company intends to pay in shares, the number of authorized but unissued shares is sufficient for issuance, the shares are registered for resale and the Company is not in default under the transaction documents. If the September 2005 Notes are paid in shares upon maturity, then the number issuable is determined by dividing the principal then payable by the lower of (i) 50% of the closing price on the day prior to the submission of the conversion notice or (ii) 85% of the arithmetic average of the VWAP for the 20 trading days immediately prior to the date of conversion. However, in no event shall the conversion price be less than the Floor Price.

We have granted the September 2005 Investors a security interest in all of our assets as well as registration rights. We are required to file a registration statement registering the shares of common stock issuable upon conversion of the September 2005 Notes and the September 2005 Shares on the earlier of (i) 30 days from acquiring Kraft or (ii) 90 days from closing, and we are required to have such registration statement declared effective within 135 days from closing. Further, Robert Rubin, CEO and a director of the Company, has personally guaranteed payment of the September 2005 Notes.

The September 2005 Investors have contractually agreed to restrict their ability to convert the September 2005 Notes and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

March 2006 Financing

On March 16, 2006, we entered into a financing arrangement with several accredited investors (the “March 2006 Investors”) for the sale of (i) $1,250,000 in convertible notes (the “March 2006 Notes”), (ii) 1,000,000 shares of common stock of our company (the “March 2006 Shares”) and (iii) common stock purchase warrants to purchase 625,000 shares of common stock at $1.20 price per share for a period of five years (the “March 2006 Warrants”).

The March 2006 Notes are interest free and mature on the earlier of (i) March 16, 2009 or (ii) upon closing on a financing in the aggregate amount of $12,000,000 and are convertible into our common stock, at the March 2006 Investors’ option, at a conversion price equal to $1.00 per share. We granted the March 2006 Investors registration rights with respect to the March 2006 Shares and the shares of common stock underlying the March 2006 Notes and the March 2006 Warrants.  Further, Robert Rubin, CEO and a director of our company, has personally guaranteed payment of the March 2006 Notes.

The March 2006 Investors have contractually agreed to restrict their ability to convert the March 2006 Notes and exercise the March 2006 Warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion does not exceed 4.99% of our then issued and outstanding shares of common stock.

Common Stock Financing

Commencing at the end of the fourth quarter of 2005 through the end of the first quarter of 2006, we sold an aggregate of 1,139,200 shares of common stock to several accredited investors for aggregate compensation of $356,000.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently believes are immaterial may also impair the Company’s business operations. If any of the following risks actually occur, the Company’s businesses, financial condition or results of operations could be materially adversely affected, the value of the Company common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

We have a history of losses, expect to incur substantial further losses and may not achieve or maintain profitability in the future, which may decrease the market value of our stock.

Kraft reported a net loss of $6,953,769 for the six months ended June 30, 2006 and a net loss of $270,018 for the year ended December 31, 2005. Kraft has suffered operating losses and negative cash flows from operations since inception and, at June 30, 2006, Kraft had an accumulated deficit $7,920,752. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, we will continue to incur losses. We will continue to incur losses until we are able to establish significant sales. Our possible success is dependent upon the successful development and marketing of our services and products, as to which there is no assurance. Any future success that we might enjoy will depend upon many factors, including factors out of our control or which cannot be predicted at this time. These factors may include changes in or increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs, including costs of supplies, personnel, marketing and promotions, reduced margins caused by competitive pressures and other factors. These conditions may have a materially adverse effect upon us or may force us to reduce or curtail operations. In addition, we will require additional funds to sustain and expand our sales and marketing activities, particularly if a well-financed competitor emerges. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain sufficient funds from operations or external sources would require us to curtail or cease operations.

Kraft is dependent on a small amount of customers and any loss of these customers will a negative impact on our operations

For the year ended December 31, 2005, Kraft derived 61% of its total revenues from two major customers and sold 29% of its total materials to one vendor. In addition, for the six months ended June 30, 2006, Kraft derived 94% of its total revenues from two major customers and sold 11% of its total materials to one vendor. A loss of any of these relationships, for any reason could cause Kraft to experience difficulties in obtaining revenue and implementing its business strategy. There can be no assurance that Kraft could establish other relationships of adequate revenue in a timely manner or at all. In the event that Kraft is not able to significantly increase the number of customers or vendors that purchase its products its financial condition and results of operations will be materially and adversely affected.

Kraft has generated limited revenues and it may never achieve profitability

To date, Kraft has generated limited revenues of $691,213 and $1,059,212 for the year ended December 31, 2005 and December 31, 2004, respectively, and $312,185 for the six months ended June 30, 2006. For the years ended December 31, 2005 and 2004, Kraft incurred losses from continuing operations of $270,018 and $675,961, respectively, and $6,953,769 for the six months ended June 30, 2006. Kraft’s existence is dependent upon management’s ability to develop profitable operations and resolve its liquidity problems. We cannot assure you that Kraft can achieve or sustain profitability in the future. Kraft’s operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether our PV manufacturing facilities development will achieve market acceptance. Kraft may not achieve its business objectives and the failure to achieve such goals would have an adverse impact on Kraft. These matters raise substantial doubt about Kraft’s ability to continue as a going concern.

Evaluating our business and future prospects may be difficult due to the rapidly changing market landscape.

There is limited historical information available about our company upon which you can base your evaluation of our business and prospects. Although Kraft was formed in 1993 for the development of vacuum based technologies it has only recently developed four turnkey PV module manufacturing facilities pursuant to which it has only recognized limited revenues.

The market we are addressing is rapidly evolving and is experiencing technological advances and new market entrants. Our future success will require us to scale our manufacturing capacity significantly beyond the capacity of our Budapest, Hungary manufacturing facility, and our business model and technology are unproven at significant scale. Moreover, Kraft’s strategic partnership with TerarSolar and RESI, are only in the early stages of development and have not been officially agreed to and formalized. Kraft has limited experience upon which to predict whether it will be successful. As a result, you should consider its business and prospects in light of the risks, expenses and challenges that we will face as an early-stage company seeking to develop and manufacture new products in a growing and rapidly evolving market.

Our future success substantially depends on our ability to significantly increase our manufacturing capacity through the development of additional manufacturing facilities. We may be unable to achieve our capacity expansion goals as a result of a number of risks, which would limit our growth potential, impair our operating results and financial condition and cause our stock price to decline.

Our future success depends on our ability to increase our manufacturing capacity through the development of additional manufacturing facilities. If we are unable to do so, we may not be able to achieve the production volumes and per unit costs that will allow us to meet customer demand, maintain our competitive position and achieve profitability. Our ability to develop additional manufacturing facilities is subject to significant risk and uncertainty, including:

•
we may need to continue to raise significant additional capital through the issuance of equity or convertible or debt securities in order to finance the costs of development of any additional facility, which we may be unable to do on reasonable terms or at all, and which could be dilutive to our existing stockholders;

•
the build-out of any additional facilities will be subject to the risks inherent in the development of a new manufacturing facility, including risks of delays and cost overruns as a result of a number of factors, many of which may be out of our control, such as delays in government approvals or problems with supplier relationships;

•
our manufacturing processes, particularly those for the development of the equipment used in the turnkey PV manufacturing facilities, are unproven at large scale and may prove difficult to implement in any new facility; and

•
if a new facility is established internationally, we may encounter legal restrictions and liability, encounter commercial restrictions and incur taxes and other expenses to do so and otherwise be subject to the risks inherent in conducting business in a foreign jurisdiction as described elsewhere in this section.

If we are unable to develop and successfully operate additional manufacturing facilities, or if we encounter any of the risks described above, we may be unable to scale our business to the extent necessary to achieve profitability, which would cause our stock price to decline. Moreover, there can be no assurance that if we do expand our manufacturing capacity that we will be able to generate customer demand for our turnkey PV manufacturing facilities at these production levels or that we will increase our revenues or achieve profitability.

Our turnkey manufacturing facility may not gain market acceptance, which would prevent us from achieving increased sales and market share.

The development of a successful market for turnkey manufacturing facility may be adversely affected by a number of factors, many of which are beyond our control, including:

•	our ability to market our services together with our equipment;

•	our failure to produce a turnkey facility that competes favorably against companies electing to develop these facilities internally;

•
our failure to produce a turnkey facility that produces PV modules that compete favorably against conventional energy sources and alternative distributed generation technologies, such as wind and biomass, on the basis of cost, quality and performance; and

•	our failure to develop and maintain successful relationships with strategic partner.

If our turnkey facilities or the PV solar modules produced by our facilities fail to gain market acceptance, we would be unable to increase our sales and market share and to achieve and sustain profitability.

Technological changes in the solar power industry could render our turnkey manufacturing facilities uncompetitive or obsolete, which could reduce our market share and cause our sales to decline.

Our failure to further refine our technology and develop and introduce the next generation of our turnkey facility could cause our products to become uncompetitive or obsolete, which could reduce our market share and cause our sales to decline. The solar power industry is rapidly evolving and competitive. We will need to invest significant financial resources in research and development to keep pace with technological advances in the solar power industry and to effectively compete in the future. We believe that a variety of competing solar power technologies are under development by other companies that could result in lower manufacturing costs or higher product performance than those expected to be produced utilizing our turnkey facilities. Our development efforts may be rendered obsolete by the technological advances of others and other technologies may prove more advantageous for the commercialization of solar power products.

We face risks associated with the marketing, development and sale of our turnkey facilities internationally, and if we are unable to effectively manage these risks, it could impair our ability to expand our business abroad.

To date, Kraft has developed four turnkey facilities in New Jersey, Hungary, China and Greece. We expect to seek to develop turnkey facilities on an international basis. It will require significant management attention and financial resources to successfully develop our international sales channels either internally or through TerrarSolar. In addition, the marketing, development and sale of our turnkey facilities internationally could expose us to a number of markets with which we have limited experience. If we are unable to effectively manage these risks, it could impair our ability to grow our business abroad. These risks include:

•	difficult and expensive compliance with the commercial and legal requirements of international markets, with which we have only limited experience;

•	inability to obtain, maintain or enforce intellectual property rights;

•	encountering trade barriers such as export requirements, tariffs, taxes and other restrictions and expenses, which could affect the competitive pricing of our turnkey facilities;

•	fluctuations in currency exchange rates relative to the United States dollar and the Hungarian florint;

•	difficulty in recruiting and retaining individuals skilled in international business operations; and

•	difficulty of enforcing revenue collection internationally.

We expect that a portion of our international sales will be denominated in United States dollars. As a result, increases in the value of the United States dollar relative to foreign currencies would cause our products to become less competitive in international markets and could result in limited, if any, sales and profitability.

Furthermore, in the development of our facilities in foreign markets, we may encounter legal restrictions, commercial restrictions and incur taxes and other expenses to establish our manufacturing facilities in certain countries. In addition, we may potentially forfeit, voluntarily or involuntarily, foreign assets due to economic or political instability in the countries where our local manufacturing facilities are located.

We may not be able to successfully develop and commercialize our turnkey PV manufacturing facilities which would result in continues losses and may require us to curtail or cease operations

While we have made progress in the development of our PV manufacturing facilities, we have generated limited revenues and we are unable to project when we will achieve profitability, if at all. As is the case with any new technology, we expect the development process to continue. We cannot assure that our engineering resources will be able to modify the product fast enough to meet market requirements. We can also not assure that our product will gain market acceptance and that we will be able to successfully commercialize the technologies. The failure to successfully develop and commercialize the technologies passed its current stage would result in continued losses and may require us to curtail or cease operations

We do not maintain theft or casualty insurance and only maintain modest liability and property insurance coverage and therefore we could incur losses as a result of an uninsured loss.

We do not maintain theft or casualty insurance and we have modest liability and property insurance coverage. We cannot assure that we will not incur uninsured liabilities and losses as a result of the conduct of our business. Any such uninsured or insured loss or liability could have a material adverse affect on our results of operations.

The loss of strategic relationships used in the development and marketing of our products, including our relationship with various strategic partners including RESI and TerrarSolar could impede our ability to further develop our turnkey manufacturing facilities and result in a material adverse effect causing the business to suffer.

We have established a plan of operations under which we rely on a strategic relationship with strategic partners, which provides marketing, installation and software development services. We also have an alliance with RESI for the development of the next generation of the PV manufacturing equipment. We also market our products and engage in R&D activity internally outside of our relationships with TerraSolar and RESI. However, a loss of any of these relationships, especially our relationship with TerraSolar, for any reason could cause us to experience difficulties in completing the further development of our product and implementing our business strategy. There can be no assurance that we could establish other relationships of adequate expertise in a timely manner or at all.

We may need to raise additional capital which may not be available on acceptable terms or at all

There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our research and development plans. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Our operating results are likely to fluctuate significantly

As a result of our limited operating history and the rapidly changing nature of the markets in which Kraft competes, our quarterly and annual revenues and operating results are likely to fluctuate from period to period. These fluctuations may be caused by a number of factors, many of which are beyond our control. These factors include the following, as well as others discussed elsewhere in this section:

•	how and when we introduce new products and services and enhance our existing products and services;
•	our ability to attract and retain new customers and satisfy our customers' demands;
•	the timing and success of our brand-building and marketing campaigns;
•	our ability to establish and maintain strategic relationships;
•	our ability to attract, train and retain key personnel;
•	the emergence and success of new and existing competition;
•	varying operating costs and capital expenditures related to the expansion of our business operations and infrastructure, domestically and internationally, including the hiring of new employees;

•	changes in the mix of products and services that we sell to our customers;
•	costs and effects related to the acquisition of businesses or technology and related integration; and
•	costs of litigation and intellectual property protection.

In addition, because the market for our products and services is relatively new and rapidly changing, it is difficult to predict future financial results.

For these reasons, you should not rely on period-to-period comparisons of our financial results, if any, as indications of future results. Our future operating results could fall below the expectations of public market analysts or investors and significantly reduce the market price of our common stock. Fluctuations in our operating results will likely increase the volatility of our stock price.

Our independent auditors have expressed doubt about Kraft’s ability to continue as a going concern, which may hinder our ability to obtain future financing.

In their report dated April 5, 2006, our independent auditors stated that Kraft’s accompanying financial statements were prepared assuming that Kraft will continue as a going concern. However, we have incurred operating losses of $570,341 and $774,574 during the year ended December 31, 2005 and 2004, respectively. In addition, during that period, we have used (provided by) cash of $556,000 and $(53,907) in our operating activities. Subsequent to December 31, 2005, we secured $6,000,000 of additional financing. While the proceeds of this financing will significantly our liquidity difficulties, the ability of us to sustain our operations for a reasonable period without further financing cannot be assured.

We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. The going concern uncertainty modification in the auditor's report increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

Loss of Csaba Toro, our Chief Executive Officer, Robert Rubin, a director and a consultant, or Zoltan Kiss, a director and a consultant, could impair our ability to operate.

If we lose our key employees, Csaba Toro, Robert Rubin or Zoltan Kiss, or are unable to attract or retain qualified personnel, our business could suffer. Our success is highly dependent on our ability to attract and retain qualified management personnel. We are highly dependent on our management, in particular, Csaba Toro, our Chief Executive Officer, Robert Rubin, a director and a consultant, and Zoltan Kiss, a director and a consultant of our company, who are all critical to the development of our financing arrangements, technologies and business. The employment agreement entered with Mr. Toro and our company is for a term of three years through October 2009, however, Mr. Toro may terminate at any time for any reason prior to December 15, 2006. The consulting agreements entered between our company and Messrs. Rubin and Kiss expire in June 2009. The loss of the services of Messrs. Toro, Rubin or Kiss could have a material adverse effect on our operations. If we were to lose any one of these individuals, we may experience difficulties in competing effectively, developing our technology and implementing our business strategies or financing arrangements. We do not have key man life insurance in place for any person working for us.

We have a few proprietary rights, the lack of which may make it easier for our competitors to compete against us.

We attempt to protect our limited proprietary property through copyright, trademark, trade secret, nondisclosure and confidentiality measures. Such protections, however, may not preclude competitors from developing similar technologies. Any inability to adequately protect our proprietary technology could harm our ability to compete.

Our future success and ability to compete depends in part upon our proprietary technology and our trademarks, which we attempt to protect with a combination of patent, copyright, trademark and trade secret laws, as well as with our confidentiality procedures and contractual provisions. These legal protections afford only limited protection and are time-consuming and expensive to obtain and/or maintain. Further, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property.

There are a large number of shares underlying our convertible debentures and warrants that may be available for future sale and the sale of these shares may depress the market price of our common stock.

As of November 6, 2006, we had 26,031,354 shares of common stock issued and outstanding, and outstanding options and warrants to purchase additional 12,625,000 shares of common stock. In the offering pursuant to this registration statement, the selling stockholders may sell up to 10,362,500 shares of common stock underlying convertible notes and debentures and 3,625,000 shares of common stock underlying the warrants.

Our historic stock price has been volatile and the future market price for our common stock may continue to be volatile. Further, the limited market for our shares will make our price more volatile. This may make it difficult for you to sell our common stock for a positive return on your investment.

Our common stock is currently quoted on the pink sheets under the symbol " SLTF". There is a limited trading market for our common stock. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

The public market for our common stock has historically been very volatile. For the past two fiscal years and as of the date of this Registration Statement, the market price for our common stock has ranged from $0.70 to $4.50. Any future market price for our shares may continue to be very volatile. This price volatility may make it more difficult for you to sell shares when you want at prices you find attractive. We do not know of any one particular factor that has caused volatility in our stock price. However, the stock market in general has experienced extreme price and volume fluctuations that often are unrelated or disproportionate to the operating performance of companies. Broad market factors and the investing public's negative perception of our business may reduce our stock price, regardless of our operating performance. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. As a result, this may make it difficult or impossible for you to sell our common stock for a positive return on your investment.

A sale of a substantial number of shares of our common stock may cause the price of its common stock to decline.

If our stockholders sell substantial amounts of the Company’s common stock in the public market, including shares issued upon the exercise of outstanding options or warrants, the market price of its common stock could fall. These sales also may make it more difficult for the Company to sell equity or equity-related securities in the future at a time and price that the Company deems reasonable or appropriate. Stockholders who have been issued shares in the Acquisition will be able to sell their shares pursuant to Rule 144 under the Securities Act of 1933, beginning one year after the stockholders acquired their shares.

Our common stock is subject to the "penny stock" rules of the sec and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the future. Any return on investment may be limited to the value of our stock.

We have never paid cash dividends on our stock and do not anticipate paying cash dividends on our stock in the foreseeable future. The payment of cash dividends on our stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay cash dividends, our stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by selling stockholders. We will receive no proceeds from the sale of shares of common stock in this offering. However, we will receive proceeds from the exercise, if any, of the warrants owned by the selling stockholders.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered. None of the selling stockholders have held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

Name of Selling Stockholder	Total Shares Held Including Shares Issuable Upon Full Conversion and/or exercise(3)	Total Percentage of Outstanding Shares Assuming Full Conversion and/or exercise (3)	Shares of Common Stock Included in Prospectus (3)	Beneficial Ownership Before Offering (1)(2)	Percentage of Common Stock Before Offering (1)(2)	Beneficial Ownership After the Offering(4)	Percentage of Common Stock Owned After Offering(4)
GROUP A			**
Smithfield Fiduciary LLC (5)	4,351,318	14.7%	3,317,500	1,367,187	4.99%	—	—
Iroquois Master Fund, Ltd. (6)	2,831,318	10.1%	2,227,500	1,367,187	4.99%	—	—
Lilac Ventures Master Fund, Limited (7)	2,451,318	8.8%	2,017,500	1,367,187	4.99%	—	—
Cranshire Capital, L.P. (8)	1,900,000	6.9%	1,300,000	1,367,187	4.99%	—	—
Grace Brothers, Ltd. (9)	4,750,000	16.0%	3,250,000	1,367,187	4.99%	—	—
RAQ, LLC (10)	950,000	3.6%	650,000	950,000	3.6%	—	—
Paragon Capital, LP (11)	1,330,000	4.9%	910,000	1,330,000	4.9%
Nite Capital L.P. (12)	950,000	3.6%	650,000	950,000	3.6%	—	—
Alpha Capital Aktiengesellschaft (13)	1,140,000	4.2%	780,000	1,140,000	4.2%
Bristol Investment Fund, Ltd. (14)	950,000	3.6%	650,000	950,000	3.6%	—	—
Global Hunter Holdings, L.P. (15)	950,000	3.6%	650,000	950,000	3.6%	—	—
Hudson Bay Fund LP (16)	950,000	3.6%	650,000	950,000	3.6%	—	—
Ronald Hart (17)	190,000	*	130,000	190,000	*	—	—
Kuekenhof Equity Fund, L.P. (18)	380,000	1.4%	260,000	380,000	1.5%
Simon Halegoua (19)	190,000	*	130,000	190,000	*	—	—
Isaak Halegoua & Audrey Halegoua Joint Trust (20)	190,000	*	130,000	190,000	*	—	—

GROUP B
Marvin and Joseph Mermelstein (21)	575,000	2.2%	575,000	575,000	2.2%	—	—
Alan Rosenfeld (22)	80,500	*	80,500	80,500	*	—	—
Elizabeth Rosenfeld (23)	149,500	*	149,500	149,500	*	—	—
Leo Zisman (24)	2,070,000	7.6%	2,070,000	1,367,187	4.99%	—	—
GROUP C
Eva Margaretten(25)	192,000	*	192,000	192,000	*	—	—
Meir Rosenbaum(26)	240,000	*	240,000	240,000	*	—	—
Joel Schlesinger(27)	32,000	*	32,000	32,000	*	—	—
Hans Schenkman(28)	160,000	*	160,000	160,000	*	—	—
Mesamche Lev(29)	451,200	1.7%	451,200	451,200	1.7%	—	—
Miklos Gottlieb(30)	32,000	*	32,000	32,000	*	—	—
Congregation Kahaz Minchas Chinuch(31)	32,000	*	32,000	32,000	*	—	—

GROUP D
Murray Sternfeld(32)	280,000	*	280,000	280,000	*	—	—
Total			22,046,700

*	Less than one percent.
**	Number of shares includes shares to be issued based on a good faith estimate of the number of shares issuable upon conversion of the secured convertible debentures and exercise of warrants.

(1)	These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time.

(2)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The percentage of shares owned by each selling stockholder is based on a total outstanding number of 26,031,354 as of November 6, 2006.

(3)
The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of convertible notes and exercise of the warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However, certain selling stockholders that participated in the September 2005, March 2006 and June 2006 financings have contractually agreed to restrict their ability to convert their convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(4)	Assumes that all securities registered will be sold.

(5)
Shares being registered represent (i) 1,000,000 shares issuable upon the exercise of the convertible notes issued in June 2006, (ii) 125,000 shares issuable upon the exercise of the Series A Common Stock Purchase Warrants, (iii) 125,000 shares issuable upon the exercise of the Series B Common Stock Purchase Warrants, (iv) 125,000 shares issuable upon the exercise of the Series C Common Stock Purchase Warrants, (v) 125,000 shares issuable upon the exercise of the Series D Common Stock Purchase Warrants, (vi) 437,500 shares issuable upon the exercise of the convertible notes issued in September 2005 and (vii) 1,080,000 shares of common stock. Highbridge Capital Management, LLC is the trading manager of Smithfield Fiduciary LLC and consequently has voting control and investment discretion over the shares of Common Stock held by Smithfield. Glenn Dubin and Henry Swieca control Highbridge. Each of Highbridge and Messrs. Dubin and Swieca disclaims beneficial ownership of the shares held by Smithfield.

(6)
Shares being registered represent (i) 600,000 shares issuable upon the exercise of the convertible notes issued in June 2006, (ii) 75,000 shares issuable upon the exercise of the Series A Common Stock Purchase Warrants, (iii) 75,000 shares issuable upon the exercise of the Series B Common Stock Purchase Warrants, (iv) 75,000 shares issuable upon the exercise of the Series C Common Stock Purchase Warrants, (v) 75,000 shares issuable upon the exercise of the Series D Common Stock Purchase Warrants, (vi) 437,500 shares issuable upon the exercise of the convertible notes issued in September 2005 and (vii) 760,000 shares of common stock. Iroquois Master Fund, Ltd. may be deemed a control person of the shares owned by such entity. Joshua Silverman has voting and investment control of the securities held by Iroquois Master Fund Ltd. Mr. Silverman disclaims beneficial ownership of the shares held by Iroquois Master Fund Ltd.

(7)
Shares being registered represent (i) 500,000 shares issuable upon the exercise of the convertible notes issued in June 2006, (ii) 62,500 shares issuable upon the exercise of the Series A Common Stock Purchase Warrants, (iii) 62,500 shares issuable upon the exercise of the Series B Common Stock Purchase Warrants, (iv) 62,500 shares issuable upon the exercise of the Series C Common Stock Purchase Warrants, (v) 62,500 shares issuable upon the exercise of the Series D Common Stock Purchase Warrants (vi) 437,500 shares issuable upon the exercise of the convertible notes issued in September 2005 and (vii) 680,000 shares of common stock. Bruce Bernstein has voting and investment control of the securities held by Lilac Ventures Master Fund, Limited. Mr. Berstein disclaims beneficial ownership of the shares held by Lilac Ventures Master Fund, Limited.

(8)
Shares being registered represent (i) 500,000 shares issuable upon the exercise of the convertible notes issued in June 2006, (ii) 62,500 shares issuable upon the exercise of the Series A Common Stock Purchase Warrants, (iii) 62,500 shares issuable upon the exercise of the Series B Common Stock Purchase Warrants, (iv) 62,500 shares issuable upon the exercise of the Series C Common Stock Purchase Warrants, (v) 62,500 shares issuable upon the exercise of the Series D Common Stock Purchase Warrants and (vi) 400,000 shares of common stock. Mitchell P. Kodin, President of Downsview Capital, Inc., the general partner of Cranshire Capital, L.P. has sole voting and investment control of the securities held by Cranshire Capital, L.P. Both Mr. Kopin and Downsview Capital, Inc. disclaim beneficial ownership of the securities held by Cranshire Capital, L.P.

(9)
Shares being registered represent (i) 1,250,000 shares issuable upon the exercise of the convertible notes issued in June 2006, (ii) 156,250 shares issuable upon the exercise of the Series A Common Stock Purchase Warrants, (iii) 156,250 shares issuable upon the exercise of the Series B Common Stock Purchase Warrants, (iv) 156,250 shares issuable upon the exercise of the Series C Common Stock Purchase Warrants, (v) 156,250 shares issuable upon the exercise of the Series D Common Stock Purchase Warrants and (vi) 1,000,000 shares of common stock. Bradford T. Whitmore has voting and investment control of the securities held by Grace Brothers, Ltd. No one person (Grace Brothers, Ltd.) disclaims beneficial ownership of the shares held by Grace Brothers, Ltd.

(10)
Shares being registered represent (i) 250,000 shares issuable upon the exercise of the convertible notes issued in June 2006, (ii) 31,250 shares issuable upon the exercise of the Series A Common Stock Purchase Warrants, (iii) 31,250 shares issuable upon the exercise of the Series B Common Stock Purchase Warrants, (iv) 31,250 shares issuable upon the exercise of the Series C Common Stock Purchase Warrants, (v) 31,250 shares issuable upon the exercise of the Series D Common Stock Purchase Warrants and (vi) 200,000 shares of common stock. Lindsay A. Rosenwald, M.D. has voting and investment control of the securities held by RAQ, LLC.

(11)
Shares being registered represent (i) 350,000 shares issuable upon the exercise of the convertible notes issued in June 2006, (ii) 43,750 shares issuable upon the exercise of the Series A Common Stock Purchase Warrants, (iii) 43,750 shares issuable upon the exercise of the Series B Common Stock Purchase Warrants, (iv) 43,750 shares issuable upon the exercise of the Series C Common Stock Purchase Warrants, (v) 43,750 shares issuable upon the exercise of the Series D Common Stock Purchase Warrants and (vi) 280,000 shares of common stock. Alan P. Donenfeld has sole voting and investment control of the securities held by Paragon Capital LP. Mr. Donenfeld disclaims beneficial ownership of the securities held by Paragon Capital LP.

(12)
Shares being registered represent (i) 250,000 shares issuable upon the exercise of the convertible notes issued in June 2006, (ii) 31,250 shares issuable upon the exercise of the Series A Common Stock Purchase Warrants, (iii) 31,250 shares issuable upon the exercise of the Series B Common Stock Purchase Warrants, (iv) 31,250 shares issuable upon the exercise of the Series C Common Stock Purchase Warrants, (v) 31,250 shares issuable upon the exercise of the Series D Common Stock Purchase Warrants and (vi) 200,000 shares of common stock. Keith Goodman who holds voting and investment control over such securities disclaims beneficial ownership of such securities.

(13)
Shares being registered represent (i) 300,000 shares issuable upon the exercise of the convertible notes issued in June 2006, (ii) 37,500 shares issuable upon the exercise of the Series A Common Stock Purchase Warrants, (iii) 37,500 shares issuable upon the exercise of the Series B Common Stock Purchase Warrants, (iv) 37,500 shares issuable upon the exercise of the Series C Common Stock Purchase Warrants, (v) 37,500 shares issuable upon the exercise of the Series D Common Stock Purchase Warrants and (vi) 240,000 shares of common stock. Alpha Capital Aktiengesellschaft is a private investment fund that is owned by all its investors and managed by Mr. Konrad Ackerman. Mr. Konrad Ackerman may be deemed the control person of the shares owned by such entity, with final voting power and investment control over such shares.

(14)
Shares being registered represent (i) 250,000 shares issuable upon the exercise of the convertible notes issued in June 2006, (ii) 31,250 shares issuable upon the exercise of the Series A Common Stock Purchase Warrants, (iii) 31,250 shares issuable upon the exercise of the Series B Common Stock Purchase Warrants, (iv) 31,250 shares issuable upon the exercise of the Series C Common Stock Purchase Warrants, (v) 31,250 shares issuable upon the exercise of the Series D Common Stock Purchase Warrants and (vi) 200,000 shares of common stock. Bristol Capital Advisors, LLC ("BCA") is the investment advisor to Bristol Investment Fund, Ltd. ("Bristol"). Paul Kessler is manager of BCA and as such has voting and investment control over the securities held by Bristol. Mr. Kessler disclaims beneficial ownership of these securities

(15)
Shares being registered represent (i) 250,000 shares issuable upon the exercise of the convertible notes issued in June 2006, (ii) 31,250 shares issuable upon the exercise of the Series A Common Stock Purchase Warrants, (iii) 31,250 shares issuable upon the exercise of the Series B Common Stock Purchase Warrants, (iv) 31,250 shares issuable upon the exercise of the Series C Common Stock Purchase Warrants, (v) 31,250 shares issuable upon the exercise of the Series D Common Stock Purchase Warrants and (vi) 200,000 shares of common stock. Gary C. Evans has voting and investment control of the securities held by Global Hunter Holdings, L.P. Mr. Gary C. Evans disclaims beneficial ownership of the shares held by Global Hunter Holdings, L.P.

(16)
Shares being registered represent (i) 250,000 shares issuable upon the exercise of the convertible notes issued in June 2006, (ii) 31,250 shares issuable upon the exercise of the Series A Common Stock Purchase Warrants, (iii) 31,250 shares issuable upon the exercise of the Series B Common Stock Purchase Warrants, (iv) 31,250 shares issuable upon the exercise of the Series C Common Stock Purchase Warrants, (v) 31,250 shares issuable upon the exercise of the Series D Common Stock Purchase Warrants and (vi) 200,000 shares of common stock. Yoav Roth and John Doscas have voting and investment control of the securities held by Hudson Bay Fund LP. Both Yoav Roth and John Doscas disclaim beneficial ownership of the shares held by Hudson Bay Fund LP.

(17)
Shares being registered represent (i) 50,000 shares issuable upon the exercise of the convertible notes issued in June 2006, (ii) 6,250 shares issuable upon the exercise of the Series A Common Stock Purchase Warrants, (iii) 6,250 shares issuable upon the exercise of the Series B Common Stock Purchase Warrants, (iv) 6,250 shares issuable upon the exercise of the Series C Common Stock Purchase Warrants, (v) 6,250 shares issuable upon the exercise of the Series D Common Stock Purchase Warrants and (vi) 40,000 shares of common stock.

(18)
Shares being registered represent (i) 100,000 shares issuable upon the exercise of the convertible notes issued in June 2006, (ii) 12,500 shares issuable upon the exercise of the Series A Common Stock Purchase Warrants, (iii) 12,500 shares issuable upon the exercise of the Series B Common Stock Purchase Warrants, (iv) 12,500 shares issuable upon the exercise of the Series C Common Stock Purchase Warrants, (v) 12,500 shares issuable upon the exercise of the Series D Common Stock Purchase Warrants and (vi) 80,000 shares of common stock. Michael James has voting and investment control of the securities held by   Kuekenhof Equity Fund, LP.  Mr. Michael James disclaims beneficial ownership of the shares held by Kuekenhof Equity Fund, LP.

(19)
Shares being registered represent (i) 50,000 shares issuable upon the exercise of the convertible notes issued in June 2006, (ii) 6,250 shares issuable upon the exercise of the Series A Common Stock Purchase Warrants, (iii) 6,250 shares issuable upon the exercise of the Series B Common Stock Purchase Warrants, (iv) 6,250 shares issuable upon the exercise of the Series C Common Stock Purchase Warrants, (v) 6,250 shares issuable upon the exercise of the Series D Common Stock Purchase Warrants and (vi) 40,000 shares of common stock.

(20)
Shares being registered represent (i) 50,000 shares issuable upon the exercise of the convertible notes issued in June 2006, (ii) 6,250 shares issuable upon the exercise of the Series A Common Stock Purchase Warrants, (iii) 6,250 shares issuable upon the exercise of the Series B Common Stock Purchase Warrants, (iv) 6,250 shares issuable upon the exercise of the Series C Common Stock Purchase Warrants, (v) 6,250 shares issuable upon the exercise of the Series D Common Stock Purchase Warrants and (vi) 40,000 shares of common stock.

(21)
Shares being registered represent (i) 250,000 shares issuable upon the exercise of the convertible notes issued in March 2006, (ii) 125,000 shares issuable upon the exercise of Common Stock Purchase Warrants issued in March 2006 and (iii) 200,000 shares of common stock.

(22)
Shares being registered represent (i) 35,000 shares issuable upon the exercise of the convertible notes issued in March 2006, (ii) 17,500 shares issuable upon the exercise of Common Stock Purchase Warrants issued in March 2006 and (iii) 28,000 shares of common stock.

(23)
Shares being registered represent (i) 65,000 shares issuable upon the exercise of the convertible notes issued in March 2006, (ii) 32,500 shares issuable upon the exercise of Common Stock Purchase Warrants issued in March 2006 and (iii) 52,000 shares of common stock.

(24)
Shares being registered represent (i) 900,000 shares issuable upon the exercise of the convertible notes issued in March 2006, (ii) 450,000 shares issuable upon the exercise of Common Stock Purchase Warrants issued in March 2006 and (iii) 720,000 shares of common stock.

(25)	Represents 192,000 shares of common stock.

(26)	Represents 240,000 shares of common stock.

(27)	Represents 32,000 shares of common stock.

(28)	Represents 160,000 shares of common stock.

(29)	Represents 451,200 shares of common stock.

(30)	Represents 32,000 shares of common stock.

(31)	Represents 32,000 shares of common stock.

(32)	Represents 280,000 shares of common stock issued as for services provided to our company.

The following is a description of the selling shareholders relationship to us and how each the selling shareholder acquired the shares to be sold in this offering:

Group A

June 2006 Financing

On June 14, 2006, we entered into a financing arrangement with several investors (the “June 2006 Investors”) pursuant to which it sold various securities in consideration of an aggregate purchase price of $6,000,000 (the “June 2006 Financing”).

In connection with the June 2006 Financing, we issued the following securities to the June 2006 Investors:

•	$6,000,000 in senior secured convertible notes (the “June 2006 Notes”);
•	4,800,000 shares of common stock of the Company (the “June 2006 Shares”);
•	Series A Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $2.00 per share for a period of three years (“Series A Warrants”);
•	Series B Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $2.20 per share for a period of four years (“Series B Warrants”);
•	Series C Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $3.00 per share for a period of three years (“Series C Warrants”); and
•	Series D Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $3.30 per share for a period of four years (“Series D Warrants”).

The Series B Warrants and the Series D Warrants are exercisable only following the exercise of the Series A Warrants and the Series C Warrants, respectively, on a share by share basis.

The June 2006 Notes are interest free and mature in June 2009 and are convertible into our common stock, at the June 2006 Investors’ option, at a conversion price equal to $1.00 per share. We granted the June 2006 Investors a first priority security interest in all of our assets subject only to the secured convertible notes in the amount of $525,000 previously issued in September 2005. In addition, we pledged the shares held in Kraft as collateral to the June 2006 Investors.

We granted the June 2006 Investors registration rights with respect to the June 2006 Shares, and the shares of common stock underlying the June 2006 Notes, Series A Warrants, Series B Warrants, the Series C Warrants and Series D Warrants. We were required to file a registration statement within 30 days from closing and have such registration statement declared effective within 90 days from closing if the registration statement is not reviewed or, in the event that the registration statement is reviewed, within 120 days from closing. If we fail to have the registration statement filed or declared effective by the required dates, we will be obligated to pay a penalty equal to 2% of the purchase price to each investor upon any such registration failure and for each thirty days that such registration failure continues.

The June 2006 Investors have contractually agreed to restrict their ability to convert the June 2006 Notes, Series A Warrants, Series B Warrants, Series C Warrants and Series D Warrants and receive shares of the Company’s common stock such that the number of shares of the Company’s common stock held by them and their affiliates after such conversion does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

September 2005 Financing

The Company entered into a Securities Purchase Agreement (the “September 2005 Agreement”) with Iroquois Master Fund Ltd., Smithfield Fiduciary LLC and Lilac Ventures Master Fund, Limited (collectively, the “September 2005 Investors”) on September 22, 2005 for the sale of (i) $525,000 in senior secured convertible notes (the “September 2005 Notes”) and (ii) 840,000 shares of common stock of the Company (the “September 2005 Shares”). On September 26, 2005, the September 2005 Investors purchased the September 2005 Notes and September 2005 Shares. As of November 6, 2006, the September 2005 Notes have not been converted. The September 2005 Investors also participated in the June 2006 Financing.

The Notes are interest free, mature in March 2007 and are convertible into the Company’s common stock, at the September 2005 Investors' option, at a conversion price equal to 50% of the closing price on the day prior to the submission of the conversion notice, however, the conversion price may not be lower than $0.40 (the “Floor Price”).

Upon maturity of the Notes, the Company, at the option of the September 2005 Investors, the Company may pay the principal of the September 2005 Notes in cash or shares. The Company may only pay in shares if proper notice has been sent to the September 2005 Investors indicating that the Company intends to pay in shares, the number of authorized but unissued shares is sufficient for issuance, the shares are registered for resale and the Company is not in default under the transaction documents. If the September 2005 Notes are paid in shares upon maturity, then the number issuable is determined by dividing the principal then payable by the lower of (i) 50% of the closing price on the day prior to the submission of the conversion notice or (ii) 85% of the arithmetic average of the VWAP for the 20 trading days immediately prior to the date of conversion. However, in no event shall the conversion price be less than the Floor Price. In the event that we issue shares of common stock for a price less than $0.40 per share, then the Floor Price shall be adjusted to the lower price.

We have granted the September 2005 Investors a security interest in all of our assets as well as registration rights. We are required to file a registration statement registering the shares of common stock issuable upon conversion of the September 2005 Notes and the September 2005 Shares on the earlier of (i) 30 days from acquiring Kraft or (ii) 90 days from closing, and we are required to have such registration statement declared effective within 135 days from closing. Further, Robert Rubin, CEO and a director of the Company, has personally guaranteed payment of the September 2005 Notes.

The September 2005 Investors have contractually agreed to restrict their ability to convert the September 2005 Notes and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

Group B

On March 16, 2006, we entered into a financing arrangement with several accredited investors (the “March 2006 Investors”) for the sale of (i) $1,250,000 in convertible notes (the “March 2006 Notes”), (ii) 1,000,000 shares of common stock of our company (the “March 2006 Shares”) and (iii) common stock purchase warrants to purchase 625,000 shares of common stock at $1.20 price per share for a period of five years (the “March 2006 Warrants”).

The March 2006 Notes are interest free and mature on the earlier of (i) March 16, 2009 or (ii) upon closing on a financing in the aggregate amount of $12,000,000 and are convertible into our common stock, at the March 2006 Investors’ option, at a conversion price equal to $1.00 per share. We granted the March 2006 Investors registration rights with respect to the March 2006 Shares and the shares of common stock underlying the March 2006 Notes and the March 2006 Warrants.  Further, Robert Rubin, CEO and a director of our company, has personally guaranteed payment of the March 2006 Notes.

The March 2006 Investors have contractually agreed to restrict their ability to convert the March 2006 Notes and exercise the March 2006 Warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion does not exceed 4.99% of our then issued and outstanding shares of common stock.

Group C

Commencing at the end of the fourth quarter of 2005 through the end of the first quarter of 2006, we sold an aggregate of 1,139,200 shares of common stock to several accredited investors for aggregate compensation of $356,000.

Group D

Murray Sternfeld, a consultant to our company, was issued 280,000 shares of common stock for corporate advisory services provided.

All of the above offerings and sales were deemed to be exempt under Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of American United Global Inc. or executive officers of Solar Thin Filsm, Inc., and transfer was restricted by American United Global Inc. in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issuable upon conversion of the convertible notes and upon exercise of the warrants and shares of common stock presently outstanding to permit the resale of these shares of Common Stock by the holders of the convertible notes and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The selling stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the convertible notes, warrants or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, estimated to be approximately $85,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Listed below are the high and low sale prices for the shares of our common stock during the years ended December 31, 2005 and 2004. These quotations reflect inter-dealer prices, without mark-up, mark-down or commission and may not represent actual transactions.

	Common Stock
	High	Low
Fiscal 2004
First Quarter	$2.75	$1.50
Second Quarter	$2.50	$1.50
Third Quarter	$4.50	$1.70
Fourth Quarter	$2.00	$0.90

Fiscal 2005
First Quarter	$1.65	$0.65
Second Quarter	$1.20	$0.72
Third Quarter	$2.25	$0.70
Fourth Quarter	$2.50	$1.50

Fiscal 2006
First Quarter	$2.00	$0.86
Second Quarter	$1.86	$0.85
Third Quarter	$1.75	$1.20

The shares quoted are subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the Exchange Act"), commonly referred to as the "penny stock" rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The Commission generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the Commission; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the registrant's net tangible assets; or exempted from the definition by the Commission. Trading in the shares is subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, the monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker dealers to trade and/or maintain a market in the company’s common stock and may affect the ability of shareholders to sell their shares.

Holders

On November 6, 2006, there were approximately 147 holders of record of the Company’s Common Stock then issued and outstanding.

Dividends

We have never paid cash dividends and have no plans to do so in the foreseeable future. Our future dividend policy will be determined by our board of directors and will depend upon a number of factors, including our financial condition and performance, our cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws and our credit arrangements then impose.

DESCRIPTION OF BUSINESS

Overview

On August 9, 2005, we entered into a Share Purchase Agreement (the “Agreement”) with Kraft Rt., a Hungarian corporation (“Kraft”) and the shareholders of Kraft. Pursuant to the Agreement, we agreed to acquire 100% of the outstanding interest in Kraft. On January 30, 2006, the Agreement expired pursuant to its own terms.

Commencing in March 2006 through June 2006, we entered into Securities Purchase Agreements with shareholders of Kraft that together owned 95.5% of the equity interest in Kraft to acquire their interests. On June 14, 2006, we closed on the acquisition of 95.5% of the outstanding securities of Kraft and, as a result, Kraft is now a majority-owned subsidiary of the Company. In consideration for the shares of Kraft, we issued the sellers an aggregate of 95,500 shares of Series B-4 Preferred Stock of the Company (the “Preferred Shares”). The Preferred Shares are each automatically convertible into 350 shares of common stock or an aggregate of 33,425,000 shares of common stock upon us increasing our authorized shares of common stock and, prior to such conversion, the Preferred Shares will have the same voting rights of the shares of common stock and vote together with the shares of common stock on all matters.

On June 15, 2006, shareholders of our company representing a majority of the outstanding voting stock of our company authorized us to engage in the following:

•	increase the authorized shares of common stock as set forth in its certificate of incorporation from 40,000,000 to 150,000,000; and

•	reverse split the authorized shares of common stock on a basis of one for 1.6 shares of common stock.

We intends to file a preliminary information statement with the Securities and Exchange Commission and deliver a definitive information statement to its record shareholders disclosing the aforementioned items.

Effective as of July 3, 2006, we changes our name from “American United Global, Inc.” to “Solar Thin Films, Inc.” As a result, our quotation symbol changed from “AUGB.PK” to “SLTF.PK”.

Organizational History

Solar History

We were initially organized as a New York corporation on June 22, 1988 under the name Alrom Corp. ("Alrom"), and completed an initial public offering of securities in August 1990. Alrom effected a statutory merger in December 1991, pursuant to which Alrom was reincorporated in the State of Delaware under the name American United Global, Inc. Prior to the acquisition of Kraft, we intended to focus its business strategy on acquisitions of operating businesses in various sectors. On June 14, 2006, in connection with its business strategy, we closed on the acquisition of 95.5% of the outstanding securities of Kraft and, as a result, now conduct our operations via Kraft, our majority-owned subsidiary.

Kraft History

Kraft was founded in 1993, shortly after the breakup of the communist economy in Hungary. Its founding members were associated with the Hungarian Central Research Institute for Physics. Shortly after Kraft commenced operations, it became a distributor for Edwards Vacuum, the major British manufacturer of vacuum pumps and components. Kraft is presently engaged in the design, development and construction on behalf of its customers of turnkey manufacturing plants that produce photovoltaic thin film modules for sale. We expect the primary use of such photovoltaic thin film modules is to be used by corporations and governments in the development and construction of solar power plants. Kraft, in the future, may further integrate itself in this industry through the engagement in other areas including, but not limited to, operating the manufacturing plants, selling thin film photovoltaic modules, installing the thin film photovoltaic modules and managing solar power plants.

In 1996, Kraft received a purchase order to develop thin film deposition facilities equipment that produces amorphous silicon based thin film photovoltaics. In the subsequent years, Kraft has manufactured and installed four such facilities in Princeton, New Jersey, Budapest, Hungary, China and Greece. The facility in Greece is expected to be completed this year. In producing these facilities, Kraft developed all aspects needed for it to become a leading manufacturer of plants and equipment that produce photovoltaics modules that utilize thin film technology. Photovoltaics ("PV") is the science of capturing and converting sun light into electricity.

Business Overview

We conduct our business operations via the recently acquired Kraft subsidiary, our majority-owned subsidiary. As used hereinafter in this prospectus, the terms “Solar”, “we,” “us,” or “our” refer to Solar Thin Films, Inc and its wholly-owned subsidiaries, including Kraft. We are an equipment manufacturing company headquartered in Budapest, Hungary and historically has been engaged in the design, development and manufacturing of vacuum based production and quality control equipment used in several hi-tech industries. Over its ten year existence, Kraft has developed and manufactured a line of equipment serving the semiconductor industry, glass coating technologies and, more recently, the photovoltaic industry. We are presently focusing substantially all of its efforts on the design, development and construction of turnkey manufacturing plants that produce photovoltaic thin film modules for sale and expects most of its near term growth to develop through the manufacturing of its turnkey facilities.

Through our association with strategic partners and TerraSolar Global, Inc. (“TerraSolar”), a Delaware corporation, we are seeking to secure a leading position as the primary supplier of turnkey facilities to manufacture thin film based photovoltaic modules. Such turnkey facility consists of all the hardware and machinery manufactured, assembled, and installed by the Company and all the software, know-how and training associated with the manufacturing process supplied by our strategic partners. Historically, the strategic partner has served as the main contractor guaranteeing process performance to the buyer, and Kraft is the equipment supplier through TerraSolar to the buyer. We also have a right to market and sell such turnkey facilities. TerraSolar, Inc. (“TSI”) owns approximately 49% of the outstanding securities of TerraSolar. Zoltan Kiss, a director and shareholder of our company, through TSI, is a shareholder of TerraSolar.

Product Development

PV Modules on Glass Substrate

We have developed manufacturing equipment used in its turnkey manufacturing facilities that produce thin-film based modules on a glass substrates. By 2006, Kraft constructed three turnkey manufacturing facilities, and is currently in the process of completing a fourth facility, to manufacture amorphous silicon based photovoltaic modules. The PV industry and other industries using thin-film technology are changing very rapidly, and it is imperative that we carry on R&D activities to develop the next generation deposition equipment. To accomplish this, we intend to commence R&D activity, either internally or through our relationship with RESI, to develop:

•	manufacturing equipment to manufacture copper indium gallium diselenide (CIGS) based PV modules on a 2ft x 4ft glass substrate;

•	manufacturing technology for thin-film based PV modules that will be able to use substrate size 4ft x 8ft; and

•	automated glass handling and robotic processes to eliminate labor costs from PV module production.

Thin-Film Photovoltaic on Flexible Substrates

While a large part of the PV industry that generates electricity for cost-efficient electric power applications will continue to use the glass-to-glass thin film PV modules, there is still an appreciable part of the market where thin film photovoltaics on a flexible substrate will be the technology of choice. These markets include:

•	portable instrumentation chargers because of lighter weight and easy form factors;

•	applications where the non-breakable part of a metal substrate is an advantage, for example, battery chargers on boats;

•	in transportation, as the skin of automobiles; and

•	in space applications and as photovoltaic powered aircraft, where both the lower weight and flexibility are important factors

Generally, the manufacturing equipment to deposit thin films on flexible substrates would use roll to roll coaters. In the case of polymeric organic substrates, special attention has to be made to limit the use of high temperatures to temperatures that are limited by the characteristics of organic materials. The main challenge with the flexible metallic substrate is how to build up voltage of serially interconnected devices to eliminate the shorting between cells due to the conductive metallic substrates.

Architectural Glass Applications

One large existing market for thin films on a glass substrate has been used in the architectural glass industry to create glass windows with reflective properties to enhance the insulation. Similar coated glass using different color films has been used as architectural glass on the sides of skyscrapers. Our technology is capable of preparing such glass, and, in some cases, can add a photovoltaic element to it. There is ongoing R&D effort to extend the application of building integrated photovoltaics or BIPV modules to window glass in high-rise buildings.

Market

Management believes the PV industry is currently growing from infancy to adolescence. We believe this growth is aided by the concerns of global warming, governmental incentives, political and institutional involvement and the economics of the PV industry. We believe the strongest force in causing the move from fossil fuels to PV is the economics of PV. Since the cost of the PV module represents more that 50% of the cost of installed PV systems, to manufacture the lowest cost PV modules secures the greatest competitive edge and advantage in the market place.

The market presently consists substantially of modules produced using crystalline and polycrystalline silicon. Most of the thin films that have been produced, until now, use amorphous silicon on a glass substrate. The costs of the thin film based modules are less than half of those for crystalline silicon. Based on the economic pressures by this major cost difference, Kraft believes that the ratio of crystalline to thin film in the product mix will substantially shift in the next decade.

Most of this growth has taken place using crystalline and polycrystalline modules. The Company’s management believes the emergence of thin films as a lower cost alternative is now being absorbed by the market.

We believe that the marketing and sale of turnkey manufacturing facilities is substantially more profitable than the marketing of individual pieces of equipment. To exploit this, we have formed strategic alliances with marketing companies and technology companies doing advanced basic research in their respected fields. These include a marketing arrangement with TerraSolar pursuant to which turnkey facility consists of all the hardware and machinery manufactured, assembled, and installed by our company and all the software, know-how and training associated with the manufacturing process supplied by TerraSolar. In addition, we are presently negotiating a research and development agreement with Renewable Energy Solutions, Inc. (“RESI”) pursuant to which RESI will develop the next generation automated turnkey facility. Zoltan Kiss, a director and shareholder of the Company, is the majority owner of RESI.

Management believes the immediate greatest growth is expected from manufacturing equipment for thin film PV modules on a glass substrate through its strategic alliance with TerraSolar. As a result of this alliance, the Company can also ensure that combining the most recent advancement in material and device technology with the equipment developments that are taking place at our company, it can offer a state-of-the-art solution for the manufacturing of thin film based PV modules in the photovoltaic industry.

Competition

Crystalline and polycrystalline silicon presently represent substantially all of PV market. Demand for crystalline silicon has grown very rapidly over the past decade, but the electrical output prices have remained relatively unchanged. Our competitors, through their own research and development, have been developing their own pilot line manufacturing equipment for thin films. As far as we know, there are no plans for these manufacturers to also market module manufacturing equipment. As a result, we believe our competitors will consist of companies that elect to build their own PV plants utilizing their internal technology and know how.

Strategy

Our strategy is to market complete turnkey manufacturing equipment to manufacture thin film based PV modules. Kraft intends to develop its strategy by developing the following areas:

Sale of Turnkey Facilities

Our main focus is on developing the photovoltaic business. The large PV companies with technical background have been developing their own thin film manufacturing pilot lines. We believe they will buy individual machines and components from our company. In addition to the large technical or energy companies, there are companies that desire to sell PV modules, which on their own do not have the technical expertise to define a manufacturing process and assemble thin film factories through the purchase of components.

Together with strategic partners which could include Terrasolar, we will offer a turnkey manufacturing facility that is sold installed together with guarantees of the manufacturing line, such as throughput, module efficiency, and in some cases, even manufacturing cost. Such turnkey facility consists of all the hardware and machinery manufactured, assembled, and installed by our company and all the software, know-how and training associated with the manufacturing process supplied by our strategic partners. In this arrangement, TerraSolar has historically been the main contractor guaranteeing process performance to the buyer, and our company is the developer of the facility through TerraSolar to the buyer.

We also has a right to sell such turnkey facilities. In that case, either our company will be the main contractor, with our strategic partner delivering through it the know-how and soft costs, or our strategic partner will still remain the main contractor of the turnkey facility sold by our company, but in this case, we will receive additional remuneration for the marketing efforts.

In addition to the sale of the turnkey facilities, we may commence to build and operate the turn key facilities and, in turn, sell the PV modules as well as installing the thin film photovoltaic modules and managing solar power plants.

Sale of Individual Machines

Most of the individual products can be sold for a specific, limited function. These products include a specially designed leak detector to provide quality control car headlights manufactured by a third party. An additional application is the automatic control and feeding of liquid nitrogen for a lamp factory. The marketing of these products has been done by direct OEM marketing effort by our personnel. We have also marketed the sale of components for vacuum systems (for example, gate valves, chambers, etc.)

Governmental Regulation

Our operations are subject to local, state and federal laws and regulations governing environmental quality and pollution control. To date, our compliance with these regulations by has had no material effect on our operations, capital, earnings, or competitive position, and the cost of such compliance has not been material. We are unable to assess or predict at this time what effect additional regulations or legislation could have on our activities.

Employees

As of November 6, 2006, we had employed 48 full-time employees, neither of whom is a member of a union, and no part-time employees.

Property

In November 2005, Kraft entered into a three year fixed term lease agreement for our corporate offices and facilities in Budapest, Hungary at a rate ranging from $4,543 to $15,433 per month as the lease has provisions for additional space for the period calendar year of 2006 and beyond. The lease agreement provides for moderate increases in rent after the first year in accordance with the inflationary index published by the Central Statistical Office. Rental expenses charged to operations for the year ended December 31, 2005 and 2004 are $81,038 and $235,057, respectively. The decrease in the rent expense for the year ended December 31, 2005 as compared to the year ended December 31, 2004 was the result of a decrease in the amount of square footage rental by Kraft from approximately 5,000 square feet in late 2004 to 500 square feet in 2005.

We also have a mailing address within the United States located at 25 Highland Blvd., Dix Hills, New York.

Legal Proceedings

New York Medical, Inc. and Redwood Investment Associates, L.P. vs. American United Global, Inc., et al. (Supreme Court, New York State, New York County). In this suit, filed on December 12, 2003, plaintiffs seek a declaration that a series of transactions by which we allegedly acquired Lifetime Healthcare Services, Inc. ("Lifetime") and Lifetime acquired an interest in NY Medical from Redwood (collectively "Transactions") were properly rescinded or, alternatively, that because the Transactions were induced by fraudulent conduct of our company and others, that the Transactions should be judicially rescinded. In addition to the requests for equitable relief, plaintiffs also seek monitory damages in excess of $5 million and exemplary damages in the amount of $15 million.

Currently, the suit has not proceeded past the filing and service of the complaint. We have obtained an open-ended extension of time in which to answer and/or move with regard to the complaint. We are attempting to resolve the matter amicably. However, in the event litigation proceeds, it will be aggressively defended.

Kraft has recently terminated discussions with a former consultant and director and disputed shareholder of Kraft (the “Party”) regarding the Party serving as an executive officer and director of the Company upon the finalizing of the acquisition by the Company of Kraft. In order to acquire an interest in Kraft from a third party, the Party received a loan from Kraft in the amount of approximately $39,000. As of the date hereof, the loan is past due. The Party has threatened to commence litigation to enforce any rights that he may have under Hungarian law. The management of the Company and Kraft believe that all claims asserted by the Party are without merit and intend to vigorously defend any action commenced by the Party.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Statements

We may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Act. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to uncertainties associated with the following:

(a)	volatility or decline of our stock price;

(b)	potential fluctuation in quarterly results;

(c)	our failure to earn revenues or profits;

(d)	inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement its business plans;

(e)	inadequate capital to continue business;

(f)	changes in demand for our products and services;

(g)	rapid and significant changes in markets;

(h)	litigation with or legal claims and allegations by outside parties;

(i)	insufficient revenues to cover operating costs.

You should read the following discussion and analysis in conjunction with our financial statements and notes thereto, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of management.

General Overview

We are presently engaged in the design, development and construction on behalf of its customers of turnkey manufacturing plants that produce photovoltaic thin film modules for sale. We expect the primary use of such photovoltaic thin film modules is to be used by corporations and governments in the development and construction of solar power plants. Kraft, in the future, may further integrate itself in this industry through the engagement in other areas including, but not limited to, operating the manufacturing plants, selling thin film photovoltaic modules, installing the thin film photovoltaic modules and managing solar power plants.

Critical Accounting Policies

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various others assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our consolidated financial statements; we believe the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments:

•	Revenue Recognition
•	Allowance for doubtful accounts
•	Research and development
•	Warrant liability

Significant portions of Kraft’s revenues are derived from manufacturing. For revenue from product/contract sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition (“SAB 104”), which superceded Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statement (“SAB 101”). SAB 101 requires that four basic criteria must be met before revenue can be recognized: 1. Persuasive evidence of an arrangement exists; 2. delivery has occurred; 3. the selling price is fixed and determinable; and 4. collectibility is reasonable assured. Determination of criteria 3. and 4. are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The company defers any revenue for which the product has not been delivered or is subject to refund until such time that the company and the customer jointly determine that the product has been delivered or no refund will be required.

SAB 104 incorporates Emerging Issues Task Force 00-21 (“EITF 00-21”), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company’s financial position and results of operations was not significant.

Currently, there are no warranties provided with the purchase of the Company’s products. The cost of replacing defective products and product return have been immaterial and within management’s expectations. In the future, when the company deems warranty reserves are appropriate that such costs will be accrued to reflect anticipated warranty costs.

Allowance For Doubtful Accounts

We are required to estimate the collectibility of our trade receivables. A considerable amount of judgment is required in assessing the realization of these receivables including the current creditworthiness of each customer and related aging of the past due balances. In order to assess the collectibility of these receivables, we perform ongoing credit evaluations of our customers' financial condition. Through these evaluations we may become aware of a situation where a customer may not be able to meet its financial obligations due to deterioration of its financial viability, credit ratings or bankruptcy. The reserve requirements are based on the best facts available to us and are reevaluated and adjusted as additional information is received. Our reserves are also based on amounts determined by using percentages applied to certain aged receivable categories. These percentages are determined by a variety of factors including, but are not limited to, current economic trends, historical payment and bad debt write-off experience. We are not able to predict changes in the financial condition of our customers and if circumstances related to our customers deteriorate, our estimates of the recoverability of our receivables could be materially affected and we may be required to record additional allowances. Alternatively, if we provided more allowances than are ultimately required, we may reverse a portion of such provisions in future periods based on our actual collection experience.

Research and development

Solar Thin Film’s accounts for research and development costs in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 2 (“SFAS 2”), “Accounting for Research and Development Costs.” Under SFAS 2, all research and development cost must be charged to expense as incurred. Accordingly, internal research and development cost are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred.

Warrant Liability

In connection with the placement of certain debt instruments during the six month ended June 30, 2006, we issued freestanding warrants. Although the terms of the warrants do not provide for net-cash settlement, in certain circumstances, physical or net-share settlement is deemed to not be within our control and, accordingly, we are required to account for these freestanding warrants as a derivative financial instrument liability, rather than as shareholders’ equity.

The warrant liability is initially measured and recorded at its fair value, and is then re-valued at each reporting date, with changes in the fair value reported as non-cash charges or credits to earnings. For warrant-based derivative financial instruments, the Black-Scholes option pricing model is used to value the warrant liability.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

We do not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks.

Use of Estimates

The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses, and the disclosure of contingent assets and liabilities, if any, at the date of the financial statements. The Company analyzes its estimates, including those related to future oil and gas revenues and oil and gas properties, contingencies and litigation. The Company bases its estimates on assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

RESULTS OF OPERATIONS

COMPARISON OF THE THREE MONTHS ENDED JUNE 30, 2006 TO THE THREE MONTHS ENDED JUNE 30, 2005

Revenues

For the three months ended June 30, 2006 revenues were $130,698 as compared to $158,942 for the comparative three month period in 2005, a decrease of $ 28,244 or 17.78%. This decrease in revenue was due to decreased export sales in 2006 as compared to 2005.

Cost of Sales

Our cost of goods sold for the three months ended June 30, 2006 were $113,961 or 87.2% of sales as compared to $115,540, or 72.69% of sales for the three months ended June 30, 2005. Our cost of sales primarily consists of the cost of labor, raw materials, and absorbed indirect manufacturing costs. The decrease in gross profit margin was due to the temporary production of certain items on an outsource basis which resulted in a somewhat higher cost.

Selling, General and Administrative Expenses

For the three months ended June 30, 2006 selling, general and administrative expenses were $192,653 or 147.4% of sales, as compared to $174,472, or 109.8% of sales in 2005. The increase in selling, general and administrative expenses of $18,181 is attributable to the additional staff, professionals and consultants supporting the recapitalization and growth.

Results of Operations - Comparison for the Year Ended December 31, 2005 to the Year Ended December 31, 2004

Revenues

For the year ended December 31, 2005 revenues were $691,213 as compared to $1,059,212 for the year ended December 31, 2004, a decrease of $367,999 or 34.7%. This decrease in revenue was due to decreased export sales in 2005.

Cost of Sales

Our cost of goods sold for year ended December 31, 2005 were $402,204, or 58.2% of our sales as compared to $625,770, or 59% of our sales for the year ended December 31, 2004.

Our cost of sales predominantly consists of the cost of labor, raw materials, and absorbed indirect manufacturing costs.

Selling, General and Administrative Expenses

For the year ended December 31, 2005 selling, general and administrative expenses were $844,591, or 122% of sales , as compared to $792,456, or 74.8% of sales for the year ended December 31, 2004. The increase in selling, general and administrative expenses of $52,135, or 6.6%, are attributable to the additional staff/consultants (legal, audit) supporting the recapitalization.

COMPARISON OF THE SIX MONTHS ENDED JUNE 30, 2006 TO THE SIX MONTHS ENDED JUNE 30, 2005

Revenues

For the six months ended June 30, 2006 revenues were $312,185 as compared to $365,392 for the comparative six month period in 2005, a decrease of $ 53,207 or 14.6%. This decrease in revenue was due to decreased export sales in 2006 as compared to 2005.

Cost of Sales

Our cost of goods sold for six months ended June 30, 2006 was $ 228,015 or 73.0% of our sales as compared to $200,989, or 55.0% of our sales for the six months ended June 30, 2005. Our cost of sales primarily consists of the cost of labor, raw materials, and absorbed indirect manufacturing costs. The decrease in gross profit margin was due to the temporary production of certain items on an outsource basis which resulted in a somewhat higher cost.

Selling, General and Administrative Expenses

For the six months ended June 30, 2006 selling, general and administrative expenses were $ 522,904 or 167.5% of sales, as compared to $ 369,107, or 100.1% of sales in 2005. The increase in selling, general and administrative expenses of $153,797 is attributable to the additional staff, professionals and consultants supporting the recapitalization and growth.

Other Income / Expense

In the three and six month periods ended June 30, 2005, the Company recorded gains on forgiveness of indebtedness of $228,950 and $243,461 respectively. Such debt was owed to a related party.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2006, we had working capital of $2,542,328. We generated a deficit in cash flow from operations of $ 245,399 for the six months ended June 30, 2006. This deficit is primarily attributable to our net loss from operations of $6,953,769, partially offset by depreciation and amortization of $138,281 net with the gain in the fair value warrants issued of $1,525,558, organizational costs in connection with the merger of $7,856,522 and to changes in the balances of current assets and liabilities. Accounts payable and accrued expenses increased by $738,985, and inventory, prepaid expenses and other current assets reflected a net increase of $523,226.

Cash flows provided by investing activities for the six months ended June 30, 2006 was $4,911,425, primarily due to cash received through merger of $5,258,503 net of the purchase of property and equipment of $347,078.

We met our cash requirements during the period through net proceeds from the issuance of debt of $979,515, net. While we have raised capital to meet our working capital and financing needs in the past, additional financing is required in order to meet our current and projected cash flow requirements from operations and development. While we believe we have sufficient cash on hand as of June 30, 2006 to meet our working capital needs and requirements for the next twelve (12) months, we are seeking additional financing, which may take the form of debt, convertible debt or equity, in order to provide the additional working capital and funds for expansion. We currently have no commitments for financing. There is no guarantee that we will be successful in raising the funds required.

INFLATION

The impact of inflation on the costs of our company, and the ability to pass on cost increases to its customers over time is dependent upon market conditions. We are not aware of any inflationary pressures that have had any significant impact on our operations over the past quarter, and we do not anticipate that inflationary factors will have a significant impact on future operations.

OFF-BALANCE SHEET ARRANGEMENTS

We do not maintain off-balance sheet arrangements nor does it participate in non-exchange traded contracts requiring fair value accounting treatment.

TRENDS, RISKS AND UNCERTAINTIES

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our Common Stock.

CAUTIONARY FACTORS THAT MAY AFFECT FUTURE RESULTS

We have sought to identify what we believe are significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise.

Recent Accounting Pronouncements

SFAS 123R. On March 31, 2004 the Financial Accounting Standards Board (“FASB”) issued its exposure draft, “Share-Based Payments”, which is a proposed amendment to SFAS 123. The exposure draft would require all share-based payments to employees, including grants of employee stock options and purchases under employee stock purchase plans, to be recognized in the statement of operations based on their fair value. The FASB issued the final standard in December 2004 that is effective for public companies for interim and annual periods beginning after December 15, 2005. The Company has not yet assessed the impact of adopting this new standard.

FAS 129-1. In April 2004, the FASB issued FASB Staff Position (FSP) 129-1, “Disclosure Requirements under SFAS 129, “Disclosure of Information about Capital Structure,” Relating to Contingently Convertible Securities.” The FSP interprets how the disclosure provisions of SFAS 129 apply to contingently convertible securities and their potentially dilutive effect on earnings per share. The Company is in a loss position for the four months ended April 30, 2006, therefore, adoption of this FSP did not have a material effect on the Company’s financial position, results of operations, or cash flows.

EITF 04-08. In September 2004, the Emerging Issues Task Force issued EITF 04-08 "The Effect of Contingently Convertible Debt on Diluted Earnings Per Share." EITF 04-08 requires companies to include in diluted earnings per share, on the if-converted method, any shares of our common stock into which debt of the Company may be converted, regardless of whether the conversion threshold has been met. The Company adopted this standard as of September 2004. The Company has reported per share losses for all periods contained in this report. Since inclusion of additional shares would be anti-dilutive, no change to the Company’s historical results is required, therefore, adoption of this EITF did not have a material effect on the Company’s financial position, results of operations, or cash flows.

SFAS 151. In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs— an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “. . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and re-handling costs may be so abnormal as to require treatment as current period charges. . . .” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

SFAS 152. In December 2004, the FASB issued SFAS No.152, “Accounting for Real Estate Time-Sharing Transactions—an amendment of FASB Statements No. 66 and 67” (“SFAS 152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. with earlier application encouraged. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

SFAS 153. On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions (“ SFAS 153”). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Below are the names and certain information regarding the Company's executive officers, directors and director nominees following the acquisition of Kraft.

Name	Age	Position
Csaba Toro	40	Chief Executive Officer
Zoltan Kiss	72	Chairman of the Board
Robert M. Rubin	66	Director
Michael Metter	54	Director

Set forth below is a biographical description of each director and senior executive officer of the Company based on information supplied by each of them.

Csaba Toro. Mr. Toro has served as our Chief Executive Officer since October 31, 2006. In 1995, Mr. Toro founded and served as the managing director of one of the first Hungarian internet service providers, E-Net Co. In 1997, E-Net and other Internet service providers were combined to create EuroWeb Hungary Ltd. (“Euroweb Hungary”), a wholly-owed subsidiary of Euroweb International Corp., a Nasdaq listed company (“Euroweb International”). Mr. Toro served as the President and Chief Executive Officer of Euroweb Hungary. In 1998, Mr. Toro was appointed as the Chief Operational Officer of EuroWeb International. In 2002, Mr. Toro was appointed as Chairman and until recently Chief Executive Officer of Euroweb International. During his leadership, in addition to its subsidiary in Hungary, EuroWeb made several acquisitions of other internet service providers in Romania, Slovakia and the Czech Republic resulting in EuroWeb International becoming a leading Internet service provider in the Central Eastern European region. In February 2001, in addition to his employment with Euroweb International, Mr. Toro served as the Operational Deputy CEO, and then the Chief Executive Officer, of PanTel Telecommunications and Communications Company (“Pantel”), an alternative telecom provider in Hungary. Mr. Toro resigned from Euroweb in June 2006 after assisting the company dispose of its Internet related assets.

In 1990, Mr. Törő graduated from the Hungarian Technical University as a transportation engineer. Between 1991 and 1995 he lived and studied in New York City, and received his second diploma from New York University. Mr. Toro is one of the founders and also the President of the Association of Alternative Telecommunications Service Providers. In 2005, Mr. Törő received the Tivadar Puskas award from the Ministry of Informatics and Communications and in March 2006 he received the KNIGHT’S CROSS ORDER OF MERIT OF THE REPUBLIC OF HUNGARY - honoring his intense contribution to the development of the information society, the liberalization of the telecommunication market and the penetration of the Internet within Hungary.

Zoltan Kiss. Mr. Kiss has served as the Chairman of the Board since June 2006. Mr. Kiss is also a member of the board of directors and a shareholder of TerraSolar and RESI. Mr. Kiss is a founder and President of several hi-tech companies. Since 2001, Mr. Kiss has been employed by RESI, Terrasolar and Kraft as a director and executive officer. He has Research and Development Experience at RCA Research Laboratories in Princeton, NJ for nine years. Mr. Kiss also serves as the Chairman of the Board of Directors of China Solar Energy, a public Hong Kong corporation. Mr. Kiss received his Bachelor of Applied Science and Engineering, his Master Degree in Spectroscopy and his PhD in Physics from the University of Toronto in 1956, 1957 and 1959, respectively. He also was a National Research Council Postdoctoral Fellow at Oxford University in 1960.

Robert M. Rubin. Mr. Rubin has served as the Chairman of our Board of Directors since May 1991, and was our Chief Executive Officer from May 1991 to January 1, 1994. Between October 1990 and January 1, 1994, Mr. Rubin served as the Chairman of the Board and Chief Executive Officer of our company and its subsidiaries; from January 1, 1994 to January 19, 1996, he served only as Chairman of the Board of our company and its subsidiaries. From January 19, 1996 to the present, Mr. Rubin served as Chairman of the Board, President and Chief Executive Officer. Mr. Rubin was the founder, President, Chief Executive Officer and a Director of Superior Care, Inc. ("SCI") from its inception in 1976 until May 1986, when Mr. resigned as an executive officer. Mr. Rubin continued as a director of SCI until the latter part of 1987 In 1993, SCI was sold to Olsten Corporation (NYSE).

Michael Metter. Mr. Metter has served as a Director since December 14, 2001. Mr. Metter resigned as a member of our board of directors effective on June 17, 2003, but was reappointed to our board of directors upon the effectiveness of the rescission agreement with NY Medical on May 27, 2004. Since April 2001, Mr. Metter has been the President of RME International, Ltd. (RME). Mr. Metter also currently consults to a broad range of businesses, including IT communications and media businesses, on mergers, acquisitions, restructuring, financing and other matters. From October 1998 to February 2001, Mr. Metter was a principal of Security Capital Trading, Inc., and was a principal at Madison Capital from September 1997 to October 1998. Prior thereto, Mr. Metter was President of First Cambridge Securities from October 1994 to August 1997. Effective with a merger of a division of R.M. Enterprises International, Ltd into Azurel, Ltd., in October 2002, Mr. Metter became President and COO of Azurel. He resigned as President in February 2003 and subsequently resigned the position of COO which he held from February 2003 until June 28, 2003. Mr. Metter is also President and CEO of BusinessTalkRadio.net (a private company). BTR is a syndicated radio network based in Greenwich, Connecticut. He has held this position since June 2002. He is also chairman of Tiburon Capital Group, a privately held holding corporation. Mr. Metter is a director for Western Power & Equipment Corp. (a public company) since February 2003 and has been the CEO for Spongetech Delivery Systems since February 2001.

CODE OF ETHICS

We adopted a Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of the officers, directors and employees of the Company. A copy of our code of ethics may be found as Exhibit 143 to the Annual Report filed on Form 10-K with the Securities and Exchange Commission on July 16, 2004.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation that the Company has paid or that has accrued on behalf of Company’s chief executive officer and other executive officers with annual compensation exceeding $100,000 during the years ended December 31, 2005, 2004 and 2003.

SUMMARY COMPENSATION TABLE

		Annual Compensation ($)			Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Securities Underlying Options/ SARs(#)	Payouts LTIP Payouts	All Other Compensation

Robert M. Rubin (1)	2005	$275,000	—	—	—	—	—
	2004	$265,000	—	—	—	—	—
	2003	$274,000	—	—	—	—	—

David M. Barnes(3)	2005	$15,000	—	—	—	—	—
	2004	$45,000	—	—	—	—	—
	2003	$120,000	—	—	—	—	—

Zoltan Kiss(2)	2005	$2,000	—	—	—	—	—
	2004	$2,000	—	—	—	—	—
	2003	$2,000	—	—	—	—	—

(1)
Effective in July 1999, Mr. Rubin was entitled to an annual salary of $225,000 plus a minimum increase each year equal to the percentage rise in the New York City wage index (approximately 4% per year).

(2)	Represents compensation paid to Mr. Kiss by Kraft.

(3)	Mr. Barnes resigned in July 2006.

Employment and Consultancy Agreements

In connection with the acquisition of Kraft, we entered into consulting agreements with Robert Rubin and Zoltan Kiss pursuant to which each consultant will receive an annual salary of $160,000 per annum, reimbursement for up to $5,000 in expenses associated with company activities and major medical benefits in consideration for services performed on behalf of the company. Each of these agreements is for a term of three years.

On October 31, 2006, our Board of Directors appointed Csaba Toro as the Chief Executive Officer of our company. In addition, our Board of Directors also approved Mr. Toro’s employment agreement, which contains the following terms:

•	base salary of $200,000 per year;

•	the issuance of 73,529 shares of common stock per year;

•	a bonus paid pursuant to the Executive Officer Incentive Plan as determined by the Board of Directors;

•
a ten year option to purchase 3,000,000 shares of common stock at an exercise price of $1.36 per share on a cashless basis. Although the option has vested immediately, Mr. Toro is only permitted to sell 83,334 shares per month on a cumulative basis;

•	participation in all employee benefit plans and programs; and

•	reimbursement of reasonable expenses.

The term of the employment agreement is 36 months that may be renewed for one year periods unless either party notifies the other within 60 days prior to the end of the employment term of its intent to terminate the agreement. Mr. Toro may terminate this agreement for any reason whatsoever through December 15, 2006 (the “Limited Termination Date”). In the event that Mr. Toro terminates the agreement prior to the Limited Termination Date, then Mr. Toro will not be entitled to any further compensation and all securities issued to Mr. Toro shall be terminated and/or cancelled.

Stock Option Grants/Exercises In Last Fiscal Year

There were no grants of stock options for each of the named executive officers, during the fiscal year ended December 31, 2005. No stock options were granted or exercised during the fiscal year ended December 31, 2005.

The following table sets forth the aggregate stock option exercises and fiscal year-end option values for each of the above named executive officers, as of the fiscal year ended December 31, 2005.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options as of Dec. 31,2006; Exercisable/ Unexercisable	Exercise Value of Unexercised Options at below date Exercisable/ Unexercisable

Robert Rubin	—	—	—	—
David M. Barnes(1)	—	—	—	—
Michael Metter	—	—	—	—
Steven Moskowitz(1)	—	—	—	—

(1)	Resigned in July 2006.

Directors Compensation

The directors of our company do not presently receive compensation for their services as members of the Board. We are in the process of developing a compensation policy for our directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We entered into an Agreement of Settlement with The Rubin Family Trust (the “Trust”) pursuant to which we agreed to (i) transfer 716,667 shares of common stock of Spongetech Delivery Systems, Inc., 125,000 shares of common stock of Scanteck Medical, Inc., and 104,000 shares of common stock of Infomedix, Inc. (“Infomedix”) and an option to purchase 50,000 shares of Informedix at $0.50 per share and (ii) issue an aggregate of 2,317,000 shares of common stock of the Company to the Trust of which 439,000 shares were shares that were to be issued in lieu of interest on loans aggregating $439,000 provided by the Trust to the Company (the “Loans”). In consideration of the aforementioned securities, the Trust has agreed to forgive all amounts due under the Loans and pledge 1,000,000 shares of common stock of our company in the event that certain liabilities are claimed by certain debt holders of our company. The Trust is a shareholder of our company. Margery Rubin, the wife of Robert Rubin, the CEO and director of our company, is a trustee of the Trust.

We entered into an Agreement of Settlement with Robert Rubin pursuant to which Mr. Rubin received 1,552,928 shares of common stock as consideration for providing a guaranty in connection with various financing arrangements. Mr. Rubin assigned all such shares to the Rubin Family Trust.

Kraft has a marketing arrangement and a research and development arrangement with TerraSolar and RESI, respectively. Kraft is currently negotiating a definitive agreements with both parties. There is no assurance that definitive agreements will be reached with either party. Zoltan Kiss, through TSI, is a shareholder of TerraSolar, and a director, executive officer and majority shareholder of RESI.

In connection with the acquisition of Kraft, we entered into consulting agreements with Robert Rubin and Zoltan Kiss pursuant to which each consultant will receive an annual salary of $160,000 per annum and major medical benefits in consideration for services performed on behalf of the company. Each of these agreements is for a term of three years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of November 6, 2006 with respect to the beneficial ownership of the Company's outstanding common stock following the acquisition of Kraft by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors and director nominees; and (iii) our directors, director nominees and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. The below table is based on 26,031,354 shares of common stock outstanding as of November 6, 2006.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock (1)
Csaba Toro (2)	3,073,529(9)	7.4%
Zoltan Kiss (2)	12,950,000(3)	31.0%
Robert Rubin (2)	-0-	*
Michael Metter (2)	120,000	*
Rubin Family Irrevocable Trust	9,577,380(4)	36.3%
Laszlo Farkas	2,975,000(5)	10.3%
Joseph Gregory Kiss	5,250,000(6)	16.8%
Maria Gabriella Kiss	5,250,000(6)	16.8%
Krisztina Szabo	1,400,000(7)	5.1%
Noemi Szabo	1,400,000(7)	5.1%
Gyula Winkler	1,750,000(8)	6.3%

All officers and directors as a group (4 people)	16,143,529	38.6%

* less than 1%,

(1) Beneficial ownership is determined in accordance with the Rule 13d-3(d)(1) of the Exchange Act, as amended and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(2) Officer and/or director of the Company.

(3) Represents 12,950,000 shares of common stock issuable upon conversion of the Series B-4 Preferred Shares.

(4) Represents 9,227,380 shares of common stock and 350,000 shares of common stock issuable upon conversion of the Series B-4 Preferred Stock. The Rubin Family Irrevocable Stock Trust (the "Trust") was created by Robert M. Rubin, our chairman and chief executive officer, for the benefit of his wife Margery Rubin and their children. Mr. Rubin disclaims beneficial interest in all securities of our company held by the Trust.

(5) Represents 2,975,000 shares of common stock issuable upon conversion of the Series B-4 Preferred Shares.

(6) Represents 5,250,000 shares of common stock issuable upon conversion of the Series B-4 Preferred Shares.

(7) Represents 1,400,000 shares of common stock issuable upon conversion of the Series B-4 Preferred Shares.

(8) Represents 1,750,000 shares of common stock issuable upon conversion of the Series B-4 Preferred Shares.

(9) Represents 73,529 shares of common stock and 3,000,000 shares issuable upon exercise of a common stock option.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows information with respect to each equity compensation plan under which the Company’s common stock is authorized for issuance as of December 31, 2005.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column

Equity compensation plans approved
by security holders

2001 Stock Plan	None	—	806,000

Equity compensation plans not
approved by security holders	None	—	None

Total	None	—	806,000

DESCRIPTION OF SECURITIES TO BE REGISTERED

We are authorized to issue up to 40,000,000 shares of Common Stock, par value $.01. As of November 6, 2006, there were 26,031,354 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

The transfer agent of our common stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209.

 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company's directors and executive officers are indemnified as provided by the Delaware General Corporation Law and the Company's Bylaws. Limitation on Liability and Indemnification of Directors and Officers under Delaware General Corporation Law a director or officer is generally not individually liable to the corporation or its shareholders for any damages as a result of any act or failure to act in his capacity as a director or officer, unless it is proven that:

1. his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

2. his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of ours will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director's or officer's fiduciary duty and does not eliminate or limit our right or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

As permitted by Delaware law, our By-Laws include a provision which provides for indemnification of a director or officer by us against expenses, judgments, fines and amounts paid in settlement of claims against the director or officer arising from the fact that he was an officer or director, provided that the director or officer acted in good faith and in a manner he or she believed to be in or not opposed to our best interests. We have purchased insurance under a policy that insures both our company and our officers and directors against exposure and liability normally insured against under such policies, including exposure on the indemnities described above.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for Solar Thin Films, Inc., by Sichenzia Ross Friedman Ference LLP, New York, New York. Sichenzia Ross Friedman Ference LLP has received 1,000,000 shares of common stock, for its representation of the our company in connection with the June 2006 Financing and the related registration statement.

EXPERTS

The balance sheet of Kraft Rt. for the fiscal year ended December 31, 2005, and the related statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2005 and 2004, respectively appearing in this prospectus and registration statement have been audited by Russell Bedford Stefanou Mirchandani LLP, independent registered public accounting firm, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

CHANGES IN ACCOUNTANTS

On June 14, 2006, as a result of the acquisition of Kraft, the Company effectively terminated the services of Seligson and Giannattasio, LLP (“SG”), as our independent auditor. SG performed the audit for the two year period ended December 31, 2005, which reports for the two years ended December 31, 2005 and 2004 did not contain any adverse opinion or a disclaimer of opinion, nor was it qualified as to audit scope or accounting principles but did carry a modification as to going concern. During the Company’s two most recent fiscal years and during any subsequent interim period prior to the June 14, 2006 termination as the Company's independent auditors, there were no disagreements with SG, with respect to accounting or auditing issues of the type discussed in Item 304(a)(iv) of Regulation S-B.

We will provide SG with a copy of this disclosure and requested that it furnish a letter to the Company, addressed to the SEC, stating that it agreed with the statements made herein or the reasons why it disagreed.

On July 12, 2006, our board of directors approved the engagement of the firm of Russell Bedford Stefanou Mirchandani, LLP as our independent auditors. During the Company’s two most recent fiscal years or any subsequent interim period prior to engaging Russell Bedford Stefanou Mirchandani, LLP, the Company had not consulted Russell Bedford Stefanou Mirchandani, LLP regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B.

WHERE YOU CAN FIND MORE INFORMATION

Solar Thin Films, Inc., is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports and other information with the Securities and Exchange Commission. Such reports and other information and a copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC in 100 F Street, N.E., Washington, D.C. 20549. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

SOLAR THIN FILMS, INC.

INDEX TO FINANCIAL STATEMENTS

Kraft Rt. - Three Months Ended June 30, 2006 and 2005 (Unaudited)

Condensed Consolidated Balance Sheet	F-1
Condensed Consolidated Statement of Losses	F-2
Condensed Consolidated Statement of Stockholders’ Deficit	F-3
Condensed Consolidated Statement of Cash Flows	F-4
Notes to Condensed Consolidated Financial Statements	F-5 - F-19

Kraft Rt. - Fiscal Years Ended December 31, 2005 and 2004 (Audited)

Reports of Independent Registered Certified Public Accounting Firm	F-20
Balance Sheet	F-21
Statement of Losses and Comprehensive Losses	F-22
Statement of Deficiencies in Stockholders’ Equity	F-23
Statement of Cash Flows	F-24
Notes to Financial Statements	F-25 - F-39

SOLAR THIN FILMS, INC
CONDENSED CONSOLIDATED BALANCE SHEET
June 30, 2006
(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$5,633,781
Accounts receivable, net of allowance for doubtful accounts	10,651
Inventory	725,274
Prepaid expenses	209,123
Advances and other current assets	82,119
Total current assets	6,660,948

Property, plant and equipment, net of accumulated depreciation of $52,804	447,920

Other assets:
Deferred financing costs, net of accumulated amortization of $8,877	598,623
Other assets	12,123
Total other assets	610,746

Total assets	$7,719,614
LIABILITIES AND IN STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$1,886,215
Advances received from customers	573,405
Note payable-other (Note 5)	1,500,000
Notes payable-related parties	159,000
Total current liabilities	4,118,620

Convertible notes payable, net of unamortized discount (Note 7)	1,079,484
Warrant liability (Note 7 )	9,868,394
Dividends payable (Note 6)	172,531
Total long term debt	11,120,409

Commitments and contingencies (Note 11)

Stockholder's Deficit
Preferred stock, par value $0.01 per share; 1,200,000 shares authorized; -0- issued and outstanding	—
Series B-1 Preferred stock, par value $0.01 per share, 1,000,000 shares authorized, 228,652 issued and outstanding	2,286
Series B-3 Preferred stock, par value $0.01 per share, 232,500 shares authorized, 47,518 issued and outstanding	475
Series B-4 Preferred stock, par value $0.01 per share, 1,000,000 shares authorized, 95,500 issued and outstanding	955
Common stock, par value $0.01 per share, 40,000,000 shares authorized, 25,656,354 issued and outstanding	256,563
Additional paid in capital	233,902
Treasury stock, at cost	(80,000)
Accumulated deficit	(7,920,752)
Accumulated other comprehensive income (loss)	(12,844)
Total stockholders' deficit	(7,519,415)
Total Liabilities and Stockholders' Deficit	$7,719,614

See accompanying notes to the unaudited condensed consolidated financial statements

SOLAR THIN FILMS, INC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
REVENUE:	$130,698	$158,942	$312,185	$365,392
Cost of goods sold	113,961	115,540	228,015	200,989
Gross profit	16,737	43,402	84,170	164,403

OPERATING EXPENSES:
General, selling and administrative expenses	192,653	174,472	522,904	369,107
Organization costs in connection with merger (Note 1)	7,856,522	—	7,856,522	—
Depreciation	12,410	2,969	17,748	7,332
Total operating expenses	8,061,585	177,441	8,397,174	376,439

NET LOSS FROM OPERATIONS	(8,044,848)	(134,039)	(8,313,004)	(212,036)

Other income/(expense)
Foreign exchange expense (gain):	(1,264)	781	1,568	3,707
Unrealized gain (loss) relating to adjustment of warrant liability to fair value	1,525,558	—	1,525,558	—
Interest expense, net	(156,142)	(3,951)	(172,741)	(3,951)
Debt acquisition costs	(8,877)	-	(8,877)	—
Other income/(expense)	—	228,950	13,727	243,461
Net income (loss) before provision for income taxes	(6,685,573)	91,741	(6,953,769)	31,181

Income taxes (benefit)	—	—	—	—
NET (LOSS) INCOME	$(6,685,573)	$91,741	$(6,953,769)	$31,181

Net income (loss) per common share (basic and fully diluted)	$(0.26)	$0.01	$(0.27)	$0.01

Weighted average shares outstanding	25,656,354	25,656,354	25,656,354	25,656,354

Comprehensive losses:
Net (Loss) Income	$(6,685,573)	$91,741	$(6,953,769)	$31,181
Foreign currency transaction gain (loss)	(36,566)	2,583	(44,841)	50,491
Comprehensive (Loss) Income	$(6,722,139)	$94,324	$(6,998,610)	$81,672

See accompanying notes to the unaudited condensed consolidated financial statements

SOLAR THIN FILMS, INC
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
Six months ended June 30, 2006

	Preferred Series B-1		Preferred Series B-3		Preferred Series B-4
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2005	—	—	—	—	—	—
Shares issued to Kraft RT shareholders in exchange for 95.5% of issued and outstanding Kraft RT shares in connection with Securities Purchase Agreement on June 14, 2006 (Note 1)	—	—	—	—	95,500	$955
Kraft Shares exchanged for Solar shares in connection with Share Exchange Agreement	—	—	—	—	—	—
Transfer of 225 Kraft Shares to minority interest	—	—	—	—	—	—
Effect of merger with Solar Thin Films, Inc. (formerly American Global United) on June 14, 2006	228,652	2,286	47,518	475	—	—
Net Loss at June 30, 2006	—	—	—	—	—	—
Balance at June 30, 2006	228,652	$2,286	47,518	$475	95,500	$955

	Common shares		Additional Paid in	Treasury	Other Comprehensive	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Stock	Income (loss)	Deficit	Deficiency
Balance at December 31, 2005	5,000	$240,400	$253,781	$-	$31,997	$(966,983)	$(440,805)
Shares issued to Kraft RT shareholders in exchange for 95.5% of issued and outstanding Kraft RT shares in connection with Securities Purchase Agreement on June 14, 2006 (Note B)	—	—	(955)	—	—	—	—
Kraft Shares exchanged for Solar shares in connection with Share Exchange Agreement Transfer	(4,775)	(240,400)	240,400	—	—	—	—
Transfer of 225 Kraft Shares to minority interest		—	—	—	—	—	—
Effect of merger with Solar Thin Films, Inc. (formerly American Global United) on June 14, 2006	25,656,354	256,563	(259,324)	(80,000)	—	—	(80,000)
Net Loss at June 30, 2006	—	—	—	—	(44,841)	(6,953,769)	(6,998,610)
Balance at June 30, 2006	25,656,579	$256,563	$233,902	$(80,000)	$(12,844)	$(7,920,752)	$(7,519,415)

See accompanying notes to the unaudited condensed consolidated financial statements

SOLAR THIN FILMS, INC
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Six months ended June 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(6,953,769)	$31,181
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	17,748	7,332
Amortization of deferred financing costs	8,877	—
Amortization of debt discounts	111,656	—
Organization costs in connection with merger	7,856,522	—
Unrealized gain on change in fair value of warrant liabilities	(1,525,558)	—
Loss on sale of asset	23,366	18,807
(Increase) decrease in:
Accounts receivable	1,380	80,180
Inventory	(343,900)	60,270
Prepaid expenses	(176,346)	27,703
Advances and other current assets	3,443	9,202
Other assets	(7,803)	235
Increase (decrease) in:
Accounts payable and accrued liabilities	267,363	(219,235)
Advances received from customers	474,167	(7,258)
Other current liabilities	(2,545)	3,270
Net cash used in operations	(245,399)	11,687

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash acquired in connection with merger with American United Global	5,258,503	—
Acquisition of property, plant and equipment	(347,078)	(40,349)
Net cash provided by (used in) investing activities:	4,911,425	(40,349)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash provided by notes payable, other-net	979,948	49,065
Cash provided by (paid to) notes payable, related party	(433)	—
Net cash provided by financing activities:	979,515	49,065

Effect of currency rate change on cash	(44,841)	50,491

Net increase in cash and cash equivalents	5,600,700	70,894
Cash and cash equivalents at beginning of period	33,081	25,909
Cash and cash equivalents at end of period	$5,633,781	$96,803

See accompanying notes to the unaudited condensed consolidated financial statements

SOLAR THIN FILMS, INC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

The accompanying unaudited condensed consolidated financial statements of Solar Thin Films, formerly known as American United Global Inc., (the “Company”), have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Accordingly, the results from operations for the three and six -month period ended June 30, 2006, are not necessarily indicative of the results that may be expected for the year ended December 31, 2006. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated December 31, 2005 financial statements and footnotes thereto included in the Company's SEC Form 8-K dated June 14, 2006 as filed with the SEC on July 17, 2006.

Business and Basis of Presentation

The Company is incorporated under the laws of the State of Delaware, and is in the business of designing, manufacturing and marketing Solar Panel equipment on a world wide basis.

The consolidated financial statements include the accounts of the Company and its wholly and majority- owned subsidiaries, Kraft, Rt. and Superior Ventures Corp. All significant intercompany balances and transactions have been eliminated in consolidation.

Merger and Corporate Restructure

On June 14, 2006, the Company entered into a Securities Purchase Agreement (“Agreement” or “Merger”) with Kraft Rt. ("Kraft”), a company formed under the laws of the country of Hungary. As a result of the Merger, there was a change in control of the public entity. In accordance with SFAS No. 141, Kraft was the acquiring entity. While the transaction is accounted for using the purchase method of accounting, in substance the Agreement is a recapitalization of Kraft's capital structure.

For accounting purposes, the Company accounted for the transaction as a reverse acquisition and Kraft is the surviving entity. The total purchase price and carrying value of net assets acquired was $(7,856,522). The Company did not recognize goodwill or any intangible assets in connection with the transaction. Prior to the Agreement, the Company was an inactive corporation with no significant assets and liabilities.

Effective with the Agreement, 95.5% of previously outstanding shares of its common stock owned by the Kraft’s shareholders were exchanged for an aggregate of 95,500 shares of the Company’s newly issued Series B-4 Preferred Stock (the “Series B-4 Preferred”). The Series B-4 Preferred are each automatically convertible into 350 shares of common stock or an aggregate of 33,425,000 shares of the Company’s common stock. The conversion is subject to the Company increasing its authorized shares of common stock. Under the Agreement, prior to such conversion, each Series B-4 Preferred share will have the voting rights equal to 350 shares of common stock and vote together with the shares of common stock on all matters.

SOLAR THIN FILMS, INC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The value of the stock that was issued was the historical cost of the Company's net tangible assets, which did not differ materially from their fair value.

The accompanying financial statements present the historical financial condition, results of operations and cash flows of Kraft, Rt. prior to the merger with American United Global.

The total consideration paid was $(7,856,522) and the significant components of the transaction are as follows:

American United Global, Inc.
Summary Statement of Financial Position
At June 14, 2006

Current Assets:
Cash	$5,258,503
Other assets:
Deferred loan costs, net of accumulated amortization of $-0-	607,500
Notes receivable-Kraft RT	1,500,000

Current Liabilities:
Note payable - unsecured	(1,500,000)
Accrued interest and other	(1,435,200)
Long Term liabilities:
$525,000 Convertible debenture; less unamortized debt discount of $266,935	(258,065)
$1,250,000 Convertible debenture; less unamortized debt discount of $538,409	(711,591)
$6,000,000 Convertible debenture; less unamortized debt discount of $6,000,000	-0-
Warrant liability	(11,393,952)

Preferred stock: series B-1	(2,287)
Preferred stock: series B-3	(475)
Preferred stock: series B-4	(955)
Treasury stock, at cost	80,000

Net liabilities assumed	$(7,856,522)

In accordance with SOP 98-5, the Company expensed $7,856,522 as organization costs during the period ended June 30, 2006.

Subsequent to the date of the financial statements, the Company changed its name from American United Global Inc. to Solar Thin Films, Inc.

SOLAR THIN FILMS, INC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

For revenue from product/contract sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition (“SAB 104"), which superseded Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (“SAB 101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: 1) Persuasive evidence of an arrangement exists; 2) delivery has occurred; 3) the selling price is fixed and determinable; and 4) collectibility is reasonably assured.

Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the company and the customer jointly determine that the product has been delivered or no refund will be required. Deferred revenues as of June 30, 2006 are $573,405. SAB 104 incorporates Emerging Issues Task Force 00-21 (“EITF 00-21"), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company’s financial position and results of operations was not significant.

The Company recognizes revenue when persuasive evidence of an arrangement exists, the price to the customer is fixed, collectibility is reasonable assured and title and risk of ownership is passed to the customer, which is usually upon shipment. However, certain customers traditionally have requested to take title and risk of ownership prior to shipment. Revenue for these transactions are recognized only when:

1. Title and risk of ownership have passed to the customer;

2. The Company has obtained a written fixed purchase commitment;

3. The customer has requested the transaction be on a bill and hold basis;

4. The customer has provided a delivery schedule;

5. All performance obligations related to the sale have been completed;

6. The product has been processed to the customer’s specifications, accepted by the customer and made ready for shipment;

7. The product is segregated and is not available to fill other orders.

The remittance terms for these “bill and hold” transactions are consistent with all other sale by the company. There were no bill and hold transactions at June 30, 2006.

Currently, there are no warranties provided with the purchase of the Company‘s products. The cost of replacing defective products and product returns have been immaterial and within management’s expectations. In the future, when the Company deems warranty reserves are appropriate then such costs will be accrued to reflect anticipated warranty costs.

SOLAR THIN FILMS, INC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Research and Development

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 2 (“SFAS 2"), “Accounting for Research and Development Costs.” Under SFAS 2, all research and development cost must be charged to expense as incurred. Accordingly, internal research and developments cost is expensed as incurred.

Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred no expenditures on research and product development for the three and six months ended June 30, 2006 and 2005, respectively.

Reclassification

Certain reclassifications have been made to conform prior periods’ data to the current presentation. These reclassifications had no effect on reported losses.

Stock Based Compensation

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123.” This statement amended SFAS 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary charge to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amended the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. Effective for the six months ended June 30, 2006 the Company has adopted SFAS 123 (R) which supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and eliminates the intrinsic value method that was provided in SFAS 123 for accounting of stock-based compensation to employees. The Company made no employee stock-based compensation grants before December 31, 2005 and during the six months ended June 30, 2006 and therefore has no unrecognized stock compensation related liabilities or expense unvested or vested prior to 2006 and for the six months ended June 30, 2006.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

SOLAR THIN FILMS, INC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Comprehensive Income (Loss)

The Company adopted Statement of Financial Accounting Standards No. 130; “Reporting Comprehensive Income” (SFAS) No. 130 establishes standards for the reporting and displaying of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owners sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. SFAS No. 130 requires other comprehensive income (loss) to include foreign currency translation adjustments and unrealized gains and losses on available for sale securities.

Foreign Currency Translation

The Company translates the foreign currency financial statements in accordance with the requirements of Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation”. Assets and liabilities are translated at current exchange rates in effect during the period. Resulting translation adjustments are recorded as a separate component in stockholder’s equity. Foreign currency transaction gains and losses are included in the statement of shareholders equity and the statement of operations when applicable.

Net Earnings Per Common Share

The Company has adopted SFAS no. 128 "earnings per share". Basic income (loss) per share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted income (loss) per share is computed in a manner similar to the basic loss per share, except that the number of shares outstanding is increased to include all common shares, including those with the potential to be issued by virtue of warrants, options, convertible debt and other such convertible instruments. Potentially dilutive common shares excluded from this computation were shares totaling 60,720,286 and -0- as of June 30, 2006 and 2005, respectively.

Liquidity

As shown in the accompanying consolidated financial statements, the Company incurred a net loss from continuing operations of $6,685,573 for the three months ended June 30, 2006. The Company's liabilities exceeded its assets by $7,519,415 as of June 30, 2006.

SOLAR THIN FILMS, INC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements

In February 2006, the FASB issued SFAS No. 155. “ Accounting for certain Hybrid Financial Instruments an amendment of FASB Statements No. 133 and 140,” or SFAS No. 155. SFAS No. 155 permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on a qualifying special purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. We do not expect the adoption of SFAS 155 to have a material impact on our consolidated financial position, results of operations or cash flows.

In March 2006, the FASB issued FASB Statement No. 156, Accounting for Servicing of Financial Assets - an amendment to FASB Statement No. 140. Statement 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The adoption of SFAS No.156 did not have a material impact on the Company's financial position and results of operations.

In July 2006, the FASB issued Interpretation No. 48 (FIN 48). “ Accounting for uncertainty in Income Taxes”. FIN 48 clarifies the accounting for Income Taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition and clearly scopes income taxes out of SFAS 5, “ Accounting for Contingencies”. FIN 48 is effective for fiscal years beginning after December 15, 2006. We have not yet evaluated the impact of adopting FIN 48 on our consolidated financial position, results of operations and cash flows.
NOTE 2 - INVENTORIES

Inventories are stated at the lower of cost or market determined by the first-in, first-out (FIFO) method. Components of inventories as of June 30, 2006 consist of the following.

Finished Goods	$53,242
Work in Progress	666,710
Raw Materials	5,322
$725,274

SOLAR THIN FILMS, INC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

The Company's property and equipment at June 30, 2006 consist of the following:

Land and buildings	$12,842
Construction in progress	44,646
Furniture and fixture	51,956
Machinery, plant and equipment	391,280
Total	500,724
Accumulated depreciation	52,804
Property and equipment	$447,920

Property and equipment are recorded on the basis of cost. For financial statement purposes, property, plant and equipment are depreciated using the straight-line method over their estimated useful lives.

NOTE 4 - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at June 30, 2006 are as follows:

Accounts payable	$160,367
Other accrued expenses	290,648
Accrued interest	1,435,200
$1,886,215

NOTE 5 - NOTES PAYABLE OTHER

A summary of notes payable other at June 30, 2006 consists of the following:
Demand note payable: interest payable at 10.0 % per annum; in default and unsecured	1,500,000
$1,500,000

SOLAR THIN FILMS, INC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006

NOTE 6- DIVIDENDS PAYABLE

In 2000 and 2001, the Company declared a dividend to its shareholders. However based on the Company’s limited financial resources it has been unable to pay it. The shareholders have conceded the deferment of this dividend until the company financially can afford paying it. At June 30, 2006 the outstanding balance was $172,531.
NOTE 7- PRIVATE PLACEMENT OF CONVERTIBLE NOTES

A summary of convertible notes payable at June 30, 2006 is as follows:

Convertible notes payable (“September 2005”), non-interest bearing interest; secured and due March 2007;
The Noteholder has the option to convert unpaid note principal to the Company’s common stock at a conversion price equal to 50% of the closing price on the day prior to the submission of the conversion notice, however, the conversion price may not be lower than $0.40 per share	$525,000
Debt Discount - beneficial conversion feature, net of accumulated amortization of $271,651	(253,349)
Net	271,651
Convertible notes payable (“March 2006”) non- interest bearing ; secured and due March 2009	1,250,000
Debt Discount - beneficial conversion feature, net of accumulated amortization of $56,787	(529,838)
Net	720,162
Convertible notes payable (“June 2006”), non- interest bearing; secured and due June 2009; Noteholder has the option to convert unpaid note principal to the Company’s common stock at a rate of $1.00 per share.	6,000,000
Debt Discount - beneficial conversion feature, net of accumulated amortization of $87,671	(5,912,329)
87,671
Net	$1,079,484

September 2005 Financing

In connection with the merger and corporate restructure on June 14, 2006 (see Note 1), the Company assumed a Securities Purchase Agreement (the “September 2005 Agreement”) with Iroquois Master Fund Ltd., Smithfield Fiduciary LLC and Lilac Ventures Master Fund (collectively, the “September 2005 Investors”) dated September 22, 2005 for the sale of (i) $525,000 in senior secured convertible notes (the “September 2005 Notes”) and (ii) 840,000 shares of common stock of the Company (the “September 2005 Shares”). On September 26, 2005, the September 2005 Investors purchased the September 2005 Notes and September 2005 Shares.

The Notes are interest free, mature in March 2007 and are convertible into the Company’s common stock, at the September 2005 Investors' option, at a conversion price equal to 50% of the closing price on the day prior to the submission of the conversion notice, however, the conversion price may not be lower than $0.40 (the “Floor Price”).

SOLAR THIN FILMS, INC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006

NOTE 7- PRIVATE PLACEMENT OF CONVERTIBLE NOTES (continued)

Upon maturity of the Notes, the Company, at the option of the September 2005 Investors, may pay the principal of the September 2005 Notes in cash or shares. The Company may only pay in shares if proper notice has been sent to the September 2005 Investors indicating that the Company intends to pay in shares, the number of authorized but un-issued shares is sufficient for issuance, the shares are registered for resale and the Company is not in default under the transaction documents. If the September 2005 Notes are paid in shares upon maturity, then the number issuable is determined by dividing the principal then payable by the lower of (i) 50% of the closing price on the day prior to the submission of the conversion notice or (ii) 85% of the arithmetic average of the VWAP for the 20 trading days immediately prior to the date of conversion. However, in no event shall the conversion price be less than the Floor Price.

We have granted the September 2005 Investors a security interest in all of our assets as well as registration rights. We are required to file a registration statement registering the shares of common stock issuable upon conversion of the September 2005 Notes and the September 2005 Shares on the earlier of (i) 30 days from acquiring Kraft or (ii) 90 days from closing, and we are required to have such registration statement declared effective within 135 days from closing. Further, Robert Rubin, CEO and a director of the Company, has personally guaranteed payment of the September 2005 Notes.

The September 2005 Investors have contractually agreed to restrict their ability to convert the September 2005 Notes and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

In accordance with Emerging Issues Task Force Issue 98-5, Accounting For Convertible Securities With a Beneficial Conversion Feature or Contingently Adjustable Conversion Ratios (EITF 98-5) , the Former Holding Company, American United Global, Inc. allocated, on a relative fair value basis, the net proceeds amongst the common stock and convertible notes issued to the investors. The Former recognized a discount to the notes in the amount of $ 221,519 during the year ended December 31, 2005. The note discount is being amortized over the maturity period of the notes, being eighteen months. The Former recognized an imbedded beneficial conversion feature present in the Convertible Notes and allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. As of December 31, 2005 the Former recognized $ 303,481 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid-in capital and a discount against the Convertible Note. The debt discount attributed to the beneficial conversion feature is amortized over the Convertible Notes’ maturity period, being eighteen months, as interest expense.

The Company amortized the Convertible Notes’ debt discount and the debt discount attributed to the beneficial conversion feature and recorded non-cash interest expense of $271,651 for the six months ended June 30, 2006.

SOLAR THIN FILMS, INC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006

NOTE 7- PRIVATE PLACEMENT OF CONVERTIBLE NOTES (continued)

March 2006 Financing

In connection with the merger and corporate restructure on June 14, 2006 (see Note 1), the Company assumed a financing arrangement dated March 16, 2006 with several investors (the "March Investors") for the sale of (i) $1,250,000 in notes (the "Notes"), (ii) 625,000 shares of common stock of the Company (the "Shares") and (iii) common stock purchase warrants to purchase 625,000 shares of common stock at $1.20 price per share for a period of five years (the "Warrants").

The Notes are interest free and mature on the earlier of (i) March 16, 2009 or (ii) the Company closing on a financing in the aggregate amount of $12,000,000. The Company has granted the March investors piggyback registration rights with respect to the Shares and the shares of common stock underlying the Warrants.

The March 2006 Notes are interest free and mature on the earlier of (i) March 16, 2009 or (ii) the Company closing on a financing in the aggregate amount of $12,000,000. The Company granted the March 2006 Investors registration rights with respect to the March 2006 Shares and the shares of common stock underlying the March 2006 Notes and the March 2006 Warrants. Further, Robert M. Rubin, CEO and a Director of the Company, has personally guaranteed payment of the March 2006 Notes.

The March 2006 Investors have contractually agreed to restrict their ability to convert the March 2006 Notes and exercise the March 2006 Warrants and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

The sale of the Notes was completed on March 16, 2006. As of the date hereof, the Company is obligated on $1,250,000 in face amount of Notes issued to the March investors.

In accordance with Emerging Issues Task Force Issue 98-5, Accounting For Convertible Securities With a Beneficial Conversion Feature or Contingently Adjustable Conversion Ratios (EITF 98-5) , the Company allocated, on a relative fair value basis, the net proceeds amongst the common stock and the convertible notes issued to the investors. The accounting predecessor recognized a discount to the notes in the amount of $586,625 during the six months ended June 30, 2006. The note discount is being amortized over the maturity period of the Notes, being three (3) years.

In conjunction with raising capital through the issuance of $1,250,000 Notes, the Company has issued warrants that have registration rights for the underlying shares.  As the contract must be settled by the delivery of registered shares and the delivery of the registered shares is not controlled by the Company, pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the net value of the warrants at the date of issuance was recorded as a warrant liability on the balance sheet $572,052 and charged to operations as interest expense.  Upon the registration statement being declared effective, the fair value of the warrant on that date will be reclassified to equity. The Company initially valued the warrants using the Black-Scholes pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 93.03%, (3) risk-free interest rate of 5.08% to 5.10%, and (4) expected life of 5 years.

In connection with the merger and corporate restructure on June 14, 2006 (see Note 1), the Company assumed as a liability the fair value of $572,052 representing the warrants issued and outstanding as described above.

SOLAR THIN FILMS, INC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006

NOTE 7- PRIVATE PLACEMENT OF CONVERTIBLE NOTES (continued)

The Company amortized the Convertible Notes’ debt discount and the debt discount attributed to the stock issuance and recorded non-cash interest expense of $8,571 for the six months ended June 30, 2006.

June 2006 Financing

In connection with the merger and corporate restructure on June 14, 2006 (see Note 1), the Company entered into a financing arrangement with several investors (the “June 2006 Investors”) pursuant to which it sold various securities in consideration of an aggregate purchase price of $6,000,000 consisting of the following securities:

•	$ 6,000,000 in senior secured convertible notes (“Notes”);

•	4,800,000 shares of the Company’s common stock;

•	Series A Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $2.00 per share for a period of three years (“Series A Warrants”);

•	Series B Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $2.20 per share for a period of four years (“Series B Warrants”);

•	Series C Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $3.00 per share for a period of three years (“Series C Warrants”); and

•	Series D Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $3.30 per share for a period of four years (“Series D Warrants”).

The Series B Warrants and the Series D Warrants are exercisable only following the exercise of the Series A Warrants and the Series C Warrants, respectively, on a share by share basis.

The June 2006 Notes are interest free and mature in June 2009 and are convertible into the Company’s common stock, at the June 2006 Investors’ option, at a conversion price equal to $1.00 per share. The Company granted the June 2006 Investors a first priority security interest in all of its assets subject only to the secured convertible notes in the amount of $525,000 previously issued in September 2005. In addition, the Company pledged one hundred percent (100%) of the shares held its majority owned subsidiary , Kraft Rt, as collateral to the June 2006 Investors.

The Company granted the June 2006 Investors registration rights with respect to the June 2006 Shares, and the shares of common stock underlying the June 2006 Notes, Series A Warrants, Series B Warrants, the Series C Warrants and Series D Warrants. The Company is required to file a registration statement within 30 days from closing and have such registration statement declared effective within 90 days from closing if the registration statement is not reviewed or, in the event that the registration statement is reviewed, within 120 days from closing. If the Company fails to have the registration statement filed or declared effective by the required dates, it will be obligated to pay liquidated damages equal to 2% of the aggregate financing to each investor upon any such registration failure and for each thirty days that such registration failure continues.

SOLAR THIN FILMS, INC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006

NOTE 7- PRIVATE PLACEMENT OF CONVERTIBLE NOTES (continued)

The June 2006 Investors have contractually agreed to restrict their ability to convert the June 2006 Notes, Series A Warrants, Series B Warrants, Series C Warrants and Series D Warrants and receive shares of the Company’s common stock such that the number of shares of the Company’s common stock held by them and their affiliates after such conversion does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

In accordance with Emerging Issues Task Force Issue 98-5, Accounting For Convertible Securities With a Beneficial Conversion Feature or Contingently Adjustable Conversion Ratios (EITF 98-5) , the Company allocated, on a relative fair value basis, the net proceeds amongst the common stock and Convertible Notes issued to the investors. The Company recognized a discount to the Notes in the amount of $ 6,000,000 during the six months ended June 30, 2006. The note discount is being amortized over the maturity period of the notes, being three (3) years. The accounting predecessor recognized an imbedded beneficial conversion feature present in the Convertible Notes and allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. As of June 30, 2006, the Company recognized $1,677,019 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid-in capital and a discount against the Convertible Note. The debt discount attributed to the beneficial conversion feature is amortized over the Convertible Notes’ maturity period, being three (3) years, as interest expense.

The Company amortized the Convertible Notes’ debt discount and the debt discount attributed to the beneficial conversion feature and recorded a non-cash interest expense of $87,671 for the six months ended June 30, 2006.

In conjunction with raising capital through the issuance of $6,000,000 Notes, the Company has issued warrants that have registration rights for the underlying shares.  As the contract must be settled by the delivery of registered shares and the delivery of the registered shares is not controlled by the Company, pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the net value of the warrants at the date of issuance was recorded as a warrant liability on the balance sheet $10,821,900 and charged to operations as interest expense.  Upon the registration statement being declared effective, the fair value of the warrant on that date will be reclassified to equity. The Company initially valued the warrants using the Black-Scholes pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 93.03%, (3) risk-free interest rate of 5.08% to 5.10%, and (4) expected life of 5 years.

In connection with the merger and corporate restructure on June 14, 2006 (see Note 1) , the Company assumed as liability the fair value of $10,821,900 representing the warrants issued and outstanding as described above .

NOTE 8- CAPITAL STOCK

Preferred Stock

The Company has authorized 1,200,000 shares of 12.5% cumulative preferred stock, with a par value of $.01 per share. The preferred stock is entitled to preference upon liquidation of $1.00 per share for any unconverted shares. There were no preferred shares outstanding as of June 30, 2006.

SOLAR THIN FILMS, INC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006

NOTE 8- CAPITAL STOCK (continued)

The Board of Directors has designated 1,000,000 shares of its preferred stock as Series B-1 Preferred Stock (“B-1 Preferred”). Each share of Series B-1 Preferred stock is entitled to preference upon liquidation of $3.50 per share for any unconverted shares. Each share of the Series B-1 Preferred Stock shall be entitled to one (1) vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock as a single class. Twenty-five (25) Series B-1 Preferred shares may be converted to one (1) share of the Company’s common stock. As of June 30, 2006, there were 228,652 shares of Series B-1 Preferred issued and outstanding.

The Board of Directors has designated 232,500 shares of its preferred stock as Series B-3 Preferred Stock (“B-3 Preferred”). Each share of the Series B-3 Preferred Stock shall be entitled to twenty (20) votes on all matters submitted to the stockholders for a vote together with the holders of the Common Stock as a single class. Each Series B-3 Preferred share may be converted to twenty (20) shares of the Company’s common stock. As of June 30, 2006, there were 48,486 shares of Series B-3 Preferred issued and outstanding.

In June, 2006 the Board of Directors designated 1,000,000 shares of its preferred stock as Series B-4 Preferred Stock (“B-4 Preferred”). Each share of Series B-4 Preferred stock is entitled to preference upon liquidation of $3.50 per share for any unconverted shares. Each share of the Series B-4 Preferred Stock shall be entitled to three hundred fifty (350) votes on all matters submitted to the stockholders for a vote together with the holders of the Common Stock as a single class. Each Series B-4 Preferred share may be converted to three hundred fifty (350) shares of the Company’s common stock at the option of the holder. As of June 30, 2006, there were 95,500 shares of Series B-4 Preferred issued and outstanding.

Common Stock

The Company is authorized to issue 40,000,000 shares of common stock with a par value of $.01 per share. As of June 30, 2006, there were 25,656,354 shares of common stock issued and outstanding.

NOTE 9- RELATED PARTY TRANSACTIONS

The Company has a marketing arrangement and a research and development arrangement with TerraSolar and RESI, respectively. Kraft is currently negotiating definitive agreements with both parties. There is no assurance that definitive agreements will be reached with either party. Zoltan Kiss, the Company’s Chairman of the Board, is a shareholder of TerraSolar, and a Director, Executive Officer and majority shareholder of RESI.

NOTE 10- ECONOMIC DEPENDENCY

During the six months ended June 30, 2006 approximately $293,000 or 94% of total revenues, were derived from two customers. During the six months ended June 30, 2006 approximately $25,000, or 11% of total materials, were purchased from one vendor.

SOLAR THIN FILMS, INC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006

NOTE 11- COMMITMENTS AND CONTINGENCIES

Litigation

On or about December 12, 2003, New York Medical, Inc. and Redwood Investment Associates, L.P filed a complaint against the Company in the Supreme Court of New York in New York County. The complaint alleges a breach of contract. The Company believes that it has meritorious defenses to the plaintiff’s claims and intends to vigorously defend itself against the Plaintiff’s claims. Management believes the ultimate outcome of this matter will not have a material adverse effect on the Company’s consolidated financial position or results of operations.

Kraft has recently terminated discussions with a former consultant and director and disputed shareholder of Kraft (the “Party”) regarding the Party serving as an executive officer and director of the Company upon the finalizing of the acquisition by the Company of Kraft. In order to acquire an interest in Kraft, the Party received a loan from Kraft. As of the date hereof, the loan is past due. Kraft intends to proceed with legal action to have the issuance of such interest in Kraft declared null and void due to failure of payment. The Party has threatened to commence litigation to enforce any rights that he may have under Hungarian law. The management of the Company and Kraft believe that all claims asserted by the Party are without merit and intend to vigorously defend any action commenced by the Party.

The Company is subject to legal proceedings and claims which arise in the ordinary course of business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

Contingent Obligation

The Company remains contingently liable for certain capital lease obligations assumed by EGLOBE, Inc. ("EGLOBE") as part of the Connectsoft Communications Corp. asset sale which was consummated in June 1999. The lessor filed for bankruptcy in 2000 and the leases were acquired by another leasing organization which subsequently also filed for bankruptcy in 2001. In addition, EGLOBE filed for bankruptcy in 2001. The Company has been unable to obtain any further information about the parties but believes that in the normal course of the proceedings that another company most likely acquired the assets and related leases and that a mutually acceptable financial arrangement was reached to accomplish such a transfer.

To date, the Company has not been contacted and has not been notified of any delinquency in payments due under these leases. The original leases were entered into during early to mid 1997 each of which was for a five-year term. Extensions of an additional 20 months were negotiated with the original lessor in 1998 and 1999 moving the ending date to approximately mid 2004. The balance due under the leases in June 1999 upon transfer and sale to EGLOBE was approximately $2,800,000 including accrued interest and the monthly payments were approximately $55,000. The balance that is currently due under the leases is unknown and there would most likely have been negotiated reductions of amounts due during the proceedings.

SOLAR THIN FILMS, INC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006

NOTE 11- COMMITMENTS AND CONTINGENCIES (continued)

Employment and Consulting Agreements

The Company has consulting agreements with its key officers. In addition to compensation and benefit provisions, the agreements include non-disclosure and confidentiality provisions for the protection of the Company's proprietary information.

In connection with the merger with Kraft, the Company entered into consulting agreements with its Chief Executive Officer and Chairman of the Board of Directors pursuant to which each officer and Director will receive annual remuneration of $160,000 per annum and major medical benefits in consideration for services performed on behalf of the Company. Each of these agreements is for a term of three years.

The Company has consulting agreements with outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from the inception and renewable automatically from year to year unless either the company or consultant terminates such engagement by written notice.

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

The Board of Directors
Kraft RT
Budapest, Hungary

We have audited the accompanying balance sheets of Kraft RT("Company") as of December 31, 2005 and 2004, and the related statements of losses, comprehensive losses, deficiency in stockholders' equity and cash flows for each of the two years in the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kraft RT as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2005 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note N to the financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note N. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Russell Bedford Stefanou Mirchandani LLP
Certified Public Accountants

New York, New York
April 5, 2006

KRAFT RT.
BALANCE SHEET
For The Years Ended DECEMBER 31

	2005	2004
ASSETS
Current Assets:
Cash and cash equivalents	$33,081	$25,909
Accounts receivable, net of allowance for doubtful accounts of $540 and $26,596 as of December 31, 2005, and 2004, respectively	11,031	232,721
Income tax assets	—	9,700
Inventories (Note B)	381,374	391,378
Prepaid expenses	32,777	35,894
Advances and other current assets	85,562	—
Total Current Assets	543,825	695,602

Property, plant and equipment (Note C)	148,502	67,696
Other Assets	4,320	4,642
Total Assets	$696,647	$767,940

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities (Note E)	$183,653	$667,188
Advances received from customers	99,238	53,944
Notes payable other (Note F)	520,052	20,031
Other current liabilities	2,545	22,244
Notes payable shareholders (Note G)	159,433	40,840
Total Current Liabilities	964,921	804,247

Long Term Liabilities:
Dividends payable (Note H)	172,531	172,531

Deficiency in Stockholders’ Equity:
Common stock, stated value $48 per share; 5000 shares authorized, 5000 shares issued and outstanding at December 31, 2005 and 2004, respectively	240,400	240,400

Additional paid in capital	253,781	253,781
Accumulated deficit	(966,983)	(696,965)
Accumulated other comprehensive income (loss)	31,997	(6,054)
Total Deficiency in Stockholders’ Equity	(440,805)	(208,838)
Total Liabilities and Stockholders’ Deficit	$696,647	$767,940

See accompanying notes to financial statements.

KRAFT RT.
STATEMENT OF LOSSES AND COMPREHENSIVE LOSSES
For The Years Ended DECEMBER 31,

	2005	2004

Revenue	$691,213	$1,059,212
Cost of goods sold	402,204	625,770
Gross profit	289,009	433,442

Operating expenses:
Selling, general and administrative expenses	844,591	792,456
Sales and marketing	2,072	5,278
Research and development	—	386,199
Depreciation expense	12,687	24,083
Total operating expense	859,350	1,208,016

Loss from operations	(570,341)	(774,574)

Other income (expense):
Foreign exchange (expense) gain	(11,563)	28,742
Interest expense, net	(20,728)	(3,807)
Forgiveness of debt and other income	373,774	94,812

Total Other Income	341,483	119,747

(Loss) income before income tax provision	(228,858)	(654,827)

Income taxes provision (Note J)	41,160	21,134

Net Losses	$(270,018)	$(675,961)

Net losses per common share basic and diluted	$(54.00)	$(135.19)

Weighted average shares outstanding	5,000	5,000

Comprehensive losses
Net Losses	$(270,018)	$(675,961)
Foreign currency translation gain	38,051	5,325
Comprehensive Loss	$(231,967)	$(670,636)

See accompanying notes to financial statements.

KRAFT RT.
STATEMENT OF DEFICIENCY IN STOCKHOLDERS’ EQUITY
For The Two Years Ended December 31, 2005

	Common Stock Number of Shares	Stock Amounts	Additional Paid In Capital	Accumulated Deficit	Other Comprehensive Income (Loss)	Total

Balance at January 1, 2004	5,000	$240,400	$253,781	$(21,004)	$(11,379)	$461,798

Net loss for the year ended December 31, 2004	—	—	—	(675,961)	—	(675,961)

Foreign currency translation adjustment	—	—	—	—	5,325	5,325

Balance at December 31,2004	5,000	240,400	$253,781	$(696,965)	$(6,054)	$(208,838)

Net loss for the year ended December 31, 2005	—	—	—	(270,018)	—	(270,018)

Foreign currency translation adjustment	—	—	—	—	38,051	38,051

Balance at December 31, 2005	5,000	$240,400	$253,781	$(966,983)	$31,997	$(440,805)

See accompanying notes to financial statements.

KRAFT RT.
STATEMENT OF CASH FLOWS
For The Years Ended DECEMBER 31,

	2005	2004
Cash Flows From Operating Activities
Net income (loss)	$(270,018)	$(675,961)
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation and amortization	12,687	24,083
(Reversal) Provision of doubtful accounts	(26,056)	22,838
Forgiveness of debt - net	(263,949)	—
Change in assets and liabilities:
Decrease in accounts receivables	247,746	53,370
Decrease in income tax assets	9,700	4,099
Decrease in inventory	10,004	352,061
(Increase) decrease in prepaid and other current assets	(82,445)	26,121
Decrease in other assets	322	83
(Decrease) increase in accounts payable	(219,586)	228,054
(Decrease) in income tax payable	—	(6,862)
(Decrease) increase in other current liabilities	(19,699)	7,820
Increase in advances from customers	45,294	18,201
Net cash provided by (used in) operating activities	(556,000)	53,907

Cash Flows From Investing Activities

Purchase of equipment	(93,493)	(505)
Net cash used in investing activities	(93,493)	(505)

Cash Flows From Financing Activities
Repayment of notes payable, net	21	(41,267)
Advances from related parties	118,593	3,807
Proceeds from notes payable	500,000	799
Net cash provided by (used in) financing activities	618,614	(36,661)

Effect of exchange rate - change on cash	38,051	5,325
Net increase in cash & cash equivalents	7,172	22,066
Cash and cash equivalents, beginning	25,909	3,843
Cash and cash equivalents, ending	$33,081	$25,909

Supplemental Disclosures of Cash Flow Information
Cash paid during the period for interest	$22,308	$3,818
Cash paid during the period for income taxes	1,363	—
Abandonment of fixed assets-Net book value
In exchange for debt forgiveness	$16,008	$—

See accompanying notes to financial statements.

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

BUSINESS AND BASIS OF PRESENTATION

Kraft Rt. (the “Company”), is formed in 1991 under the laws of the Country of Hungary, and is in the business of designing, manufacturing and marketing Solar Panel equipment on a world wide basis.

CASH EQUIVALENTS

For purpose of the Statements of Cash Flows, the Company considers all highly liquid investments purchased with a maturity date of three months or less to be cash equivalents.

INVENTORIES

Inventories are stated at the lower of cost or market determined by the first-in, first-out method. Inventories consist primarily of raw material, work-in process, which includes allocated labor as well as finished goods.

PROPERTY AND EQUIPMENT

Property and equipment are recorded on the basis of cost. For financial statement purposes, property and equipment are depreciated using the straight-line method over their estimated useful lives (Note D).

IMPAIRMENT OF LONG LIVED ASSETS

The company has adopted Statement of Financial Accounting Standards No. 144 (“SFAS 144"). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

REVENUE RECOGNITION

For revenue from product/contract sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition (“SAB 104"), which superseded Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (“SAB 101") SAB 101 requires that four basic criteria must be met before revenue can be recognized: 1. Persuasive evidence of an arrangement exists; 2)delivery has occurred; 3) the selling price is fixed and determinable; and 4) collectibility is reasonable assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The company defers any revenue for which the product has not been delivered or is subject to refund until such time that the company and the customer jointly determine that the product has been delivered or no refund will be required. Deferred revenues as of December 31, 2005 and 2004 $99,238 and $53,944, respectively. SAB 104 incorporates Emerging Issues Task Force 00-21 (“EITF 00-21"), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company’s financial position and results of operations was not significant.

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

REVENUE RECOGNITION (continued)

The Company recognizes revenue when persuasive evidence of an arrangement exists, the price to the customer is fixed, collectibility is reasonable assured and title and risk of ownership is passed to the customer, which is usually upon shipment. However, certain customers traditionally have requested to take title and risk of ownership prior to shipment revenue for these transactions are recognized only when:

1. Title and risk of ownership have passed to the customer;

2. The Company has obtained a written fixed purchase commitment;

3. The customer has requested the transaction be on a bill and hold basis;

4. The customer has provided a delivery schedule;

5. All performance obligations related to the sale have been completed;

6. The product has been processed to the customer’s specifications, accepted by the customer and made ready for shipment;

7. The product is segregated and is not available to fill other orders.

The remittance terms for these “bill and hold” transactions are consistent with all other sale by the company. There were no bill and hold transactions at December 31, 2005 and 2004.

Currently, there are no warranties provided with the purchase of the Company‘s products. The cost of replacing defective products and product returns have been immaterial and within management’s expectations. In the future, when the company deems warranty reserves are appropriate that such costs will be accrued to reflect anticipated warranty costs.

ADVERTISING

The Company follows that policy of charging the costs of advertising to expenses as incurred. Advertising costs as of December 31, 2005 and 2004 are $2,072 and $5,278 respectively.

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

RESEARCH AND DEVELOPMENT

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 2 (“SFAS 2"), “Accounting for Research and Development Costs.” Under SFAS 2, all research and development cost must be charged to expense as incurred. Accordingly, internal research and developments cost are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred $0 and $386,199 expenditures on research and product development for the years ended December 31, 2005 and 2004, respectfully.

INCOME TAXES

Income taxes are provided based on the liability method for financial reporting purposes in accordance with the provisions of Statements of Financial Standards No. 109, “Accounting for Income Taxes”. Under this method deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be removed or settled. The effect on deferred tax assets and liabilities or a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. The Company has not accrued deferred taxes as of December 31, 2005 and 2004 as the book tax differences are deemed to be immaterial.

STOCK BASED COMPENSATION

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148 (“SFAS No. 148"), “Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123.” This statement amends SFAS No. 123, “Accounting for Stock-Based Compensation”, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

STOCK BASED COMPENSATION (continued)

The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company’s stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the subsequent periods. The Company has no awards of stock-based employee compensation outstanding at December 31, 2005 and 2004, respectively.

SEGMENT INFORMATION

Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS 131") establishes standards for reporting operation segments in annual financial statements and requires selected information for those segments t be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company’s principal operating segment.

FOREIGN CURRENCY TRANSLATION

The Company translates the foreign currency financial statements in accordance with the requirements of Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation”. Assets and liabilities are translated at current exchange rates in effect during the period. Resulting translation adjustments are recorded as a separate component in stockholder’s equity. Foreign currency transaction gains and losses are included in the statement of shareholders equity and the statement of operations when applicable.

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

USE OF ESTIMATES

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and related party receivable. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. The allowance for doubtful accounts was $540 and $26,596 at December 31, 2005 and 2004, respectively.

COMPREHENSIVE INCOME (LOSS)

The company adopted Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (SFAS) No. 130 establishes standards for the reporting and displaying of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owners sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. SFAS No. 130 requires other comprehensive income (loss) to include foreign currency translation adjustments and unrealized gains and losses on available for sale securities.

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

LIQUIDITY

As shown in the accompanying consolidated financial statements, the Company incurred net losses of $(270,018) and $(675,961) for the year ended December 31, 2005 and 2004, respectively. The Company’s current liabilities exceeded its current assets by $421,096 as of December 31, 2005.

NET EARNINGS (LOSSES) PER COMMON SHARE

The Company computes earnings per share under Statement of Financial Accounting Standards No. 128, “Earnings Per Share” (“SFAS 128"). Net earnings (losses) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock equivalents outstanding during the year. Dilutive common stock equivalents consist of shares issuable upon conversion of convertible preferred shares and the exercise of the Company’s stock options and warrants (calculated using the treasury stock method).

RECLASSIFICATIONS

Certain reclassifications have been made to conform to prior periods’ data to the current presentation. These reclassifications had no effect on reported losses.

NEW ACCOUNTING PRONOUNCEMENTS

In March 2005, the FASB Interpretation (FIN) No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143" which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. The Company is required to adopt the provisions of FIN 47 no later than its last quarter of fiscal 2006. The Company does not expect the adoption of this Interpretation to have a material impact on its consolidated financial position, results of operations or cash flows.

In May 2005 the FASB issued Statement of Financial Accounting Standards (FASB) No. 154, “Accounting Changes and Error Corrections, a replacement of APB opinion No. 20 and FASB Statement No. 3.” SFAS 154 Requires retrospective application to prior periods’ financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 in effect to accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this statement is issued. The Company does not expect the adoption of this SFAS to have a material impact on its consolidated financial position, results of operations or cash flows.

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

NEW ACCOUNTING PRONOUNCEMENTS (continued)

In March 2005, the staff of the SEC issued Staff Accounting Bulletin No. 107 (“ SAB 107”). The interpretations in SAB 107 express views of the staff regarding the interaction between SFAS 123(R) and certain SEC rules and regulations and provide the staff’s views regarding the valuation of share-based payment arrangements for public companies.  In particular SAB 107 provides guidance related to share-based payment transactions with non-employees, the transition from public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS 123(R) in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123(R), the modification of employee share options prior to adoption of SFAS 123(R) and disclosures in Management’s Discussion and Analysis subsequent to adoption of SFAS 123(R).

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

NOTE B - INVENTORIES

Inventories are stated at the lower of cost or market determined by the first-in, first-out (FIFO) method. Components of inventories as of December 31, 2005 and 2004 consist of the following.

	2005	2004
Finished Goods	$148,522	$113,917
Work in Progress	186,325	206,060
Raw Materials	46,527	71,401
	$381,374	$391,378

NOTE C - PROPERTY, PLANT AND EQUIPMENT

The Company’s property and equipment at December 31, consist of the following:

	2005	2004
Land and buildings	$12,842	$12,842
Furniture and fixture	35,875	24,347
Machinery, plant and equipment	150,748	128,025

Total	199,465	165,214

Less accumulated depreciation	50,963	97,518

Property and equipment	$148,502	$67,696

Depreciation expense included as a charge to income amounted to $12,687 and $24,083 for the years ended December 31, 2005 and 2004, respectively. During the year ended December 31, 2005, The Company wrote off machinery and equipment with a gross value of $59,242 which were fully depreciated.

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

NOTE D - FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments” (“SFAS 107"), defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company includes fair value information in the notes to consolidated financial statement when the fair value of its financial instrument is materially different from the book value. The carrying value of the Company’s cash and cash equivalents, short-term debt securities held to maturity, time deposits, receivables, other current assets, accounts payable, and accrued liabilities, included in the accompanying balance sheets, approximate the estimated fair value of those instruments because of their short-term nature. The fair value of the notes payable to banks based on the interest rates currently available for borrowings with similar terms and maturities approximates the carrying amount of those borrowings. The fair value of the amounts due to and from a related party cannot be determined due to the uncertainty as to the timing of repayment.
NOTE E - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at December 31, 2005 and 2004, are as follows:

	2005	2004
Accounts payable	$66,969	$344,370
Accrued payroll and payroll taxes	71,064	304,713
Other accrued expenses	45,620	18,105
	$183,653	$667,188

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

NOTE F - NOTES PAYABLE OTHER

A summary of notes payable other at December 31, 2005 and 2004 consists of the following:

	2005	2004

Demand note payable; interest payable at 5%per annum; unsecured	$20,052	$20,031
Demand note payable; interest payable at 10%per annum; unsecured	500,000	—
	$520,052	$20,031

NOTE G - NOTES PAYABLE SHAREHOLDERS

A summary of notes payable the Company’s controlling shareholder at December 31, 2005 and 2004 consists of the following:

	2005	2004

Note payable to Company shareholder in monthly installments of interest only at 5% per annum; unsecured; maturity date is August 31, 2005. The company is in default under the term of the note agreement	$25,068	$25,041

Note payable to Company shareholder in monthly installments of interest only at 0% per annum; unsecured; maturity date is July 31, 2005. The company is in default under the term of the note agreement	13,035	13,018

Note payable to Company shareholder in monthly installments of interest only at 12.5% per annum; unsecured; maturity date is January 31, 2005. The company is in default under the term of the note agreement	—	2,781

Note payable to Company shareholder in monthly installments of interest only at 5% per annum; unsecured; maturity date is March 29, 2005. The company is in default under the term of the note agreement
Note payable shareholders - current	121,330	—
	$159,433	$40,840

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

NOTE H - DIVIDENDS PAYABLE

In 2000 and 2001 the Company’s Board of Directors declared a dividend to its shareholders. However based on the Companies limited financial resources it has been able to pay it. The shareholders have agreed to the deferment of this dividend until the company financially can afford paying it. At December 31, 2005 and 2004 the outstanding balance was $172,531.

NOTE I - CAPITAL STOCK

As of December 31, 2005 and 2004, the Company has issued and outstanding 5,000 shares of common stock, with a stated value of $48 per share.

NOTE J - INCOME TAXES

Deferred income taxes result from timing differences for tax purposes and for financial statement purposes in deductions for depreciation, state tax provisions, and bad debt reserve. These temporary differences along with net operating loses carry-forwards can result a net deferred tax asset or liabilities.

In assessing the realizability of deferred tax asset, management considers whether it is more likely that not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible. Based on management considerations of the scheduled reversal of timing differences, projections of future taxable income, and tax planning strategies, it is more likely than not that the deferred tax asset will not be realized. We have provided a valuation allowance reducing the net realizable benefits of these deductible differences to zero at December 31, 2005.

A income tax provision for the years ended December 31, 2005 and 2004 consists of the following:

	2005	2004
Hungarian income taxes	$41,160	$21,134

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

NOTE K - ECONOMIC DEPENDENCY

During the year ended December 31, 2005 approximately $425,215, or 61% of total revenues were derived from 2 major customers. During the year ended December 31, 2005 approximately $118,087, or 29% of total materials were purchased from one vendor.

NOTE L - COMMITMENTS AND CONTINGENCIES

Lease Agreement

In November 2005, the Company entered into a three year fixed term lease agreement for its corporate offices and facilities in Budapest, Hungary at a rate ranging from $4,543 to $15,433 per month as the lease has provisions for additional space for the period calendar year of 2006 and beyond. The lease agreement provides for moderate increases in rent after the first year in accordance with the inflationary index published by the Central Statistical Office. The 3 year minimum future cash flow for the leases at December 31, 2005 is as follows:

Fiscal Year	Amount
December 31, 2006	$158,873
2007	185,196
2008	185,196
$529,265

Rental expenses charged to operations for the year ended December 31, 2005 and 2004 are $81,038 and $235,057 respectively.

Employment and Consulting Agreements

The Company has employment agreements with all of its employees. In addition to salary and benefit provisions, the agreements include non-disclosure and confidentiality provisions for the protection of the Company's proprietary information.

The Company has consulting agreements with outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

Litigation

The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

NOTE M - RELATED PARTY TRANSACTIONS

The Company’s President and principal shareholder has advanced funds to the Company for working capital purposes in the form of unsecured interest bearing demand notes (see Note G). The amounts due the Company’s President at December 31, 2005 and 2004 were $159,433 and $40,840, respectively.

NOTE N - GOING CONCERN MATTERS

The accompanying statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements during the years ended December 31, 2005 and 2004, the company incurred losses of $270,018 and $675,961, respectively. The Company’s current liabilities exceeded its current assets by $421,096 as of December 31, 2005. These factors among other may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company’s existence is dependent upon management’s ability to develop profitable operations and resolve its liquidity problems. Management anticipates the Company will attain profitable status and improve its liquidity through the continued developing, marketing and selling of its products and services and additional equity investment in the Company. The accompanying consolidated financial statements do not include any adjustments that might result should the company be unable to continue as a going concern.

In order to improve the Company’s liquidity, the Company is actively pursing additional equity financial through discussions with investment banker and s and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

KRAFT RT.
NOTES TO FINANCIAL STATEMENTS
For The Years Ended DECEMBER 31, 2005 and 2004

NOTE N - GOING CONCERN MATTERS (continued )

If operations and cash flows continue to improve through these efforts, management believes that the company can continue to operate. However, no assurance can be given that management’s actions will result in profitable operations or the resolution of its liquidity problems.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.    Indemnification of Directors and Officers

The Company's directors and executive officers are indemnified as provided by the Delaware General Corporation Law and the Company's Bylaws. Limitation on Liability and Indemnification of Directors and Officers under Delaware General Corporation Law a director or officer is generally not individually liable to the corporation or its shareholders for any damages as a result of any act or failure to act in his capacity as a director or officer, unless it is proven that:

1. his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

2. his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of ours will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director's or officer's fiduciary duty and does not eliminate or limit our right or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

As permitted by Delaware law, our By-Laws include a provision which provides for indemnification of a director or officer by us against expenses, judgments, fines and amounts paid in settlement of claims against the director or officer arising from the fact that he was an officer or director, provided that the director or officer acted in good faith and in a manner he or she believed to be in or not opposed to our best interests. We have purchased insurance under a policy that insures both our company and our officers and directors against exposure and liability normally insured against under such policies, including exposure on the indemnities described above.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 25.    Other Expenses of Issuance and Distribution

 The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount
SEC registration fee	$3,043.11
Accounting fees and expenses	30,000.00	*
Legal fees and expenses	50,000.00	*
TOTAL	$83,043.11	*

* Estimated

Item 26.    Recent Sales of Unregistered Securities

June 2006 Convertible Debenture Financing

On June 14, 2006, the Company entered into a financing arrangement with several investors (the “June 2006 Investors”) pursuant to which it sold various securities in consideration of an aggregate purchase price of $6,000,000 (the “June 2006 Financing”).

In connection with the June 2006 Financing, the Company issued the following securities to the June 2006 Investors:

•	$6,000,000 in senior secured convertible notes (the “June 2006 Notes”);
•	4,800,000 shares of common stock of the Company (the “June 2006 Shares”);
•	Series A Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $2.00 per share for a period of three years (“Series A Warrants”);
•	Series B Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $2.20 per share for a period of four years (“Series B Warrants”);
•	Series C Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $3.00 per share for a period of three years (“Series C Warrants”); and
•	Series D Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $3.30 per share for a period of four years (“Series D Warrants”).

The Series B Warrants and the Series D Warrants are exercisable only following the exercise of the Series A Warrants and the Series C Warrants, respectively, on a share by share basis.

The June 2006 Notes are interest free and mature in June 2009 and are convertible into the Company’s common stock, at the June 2006 Investors’ option, at a conversion price equal to $1.00 per share. The Company granted the June 2006 Investors a first priority security interest in all of its assets subject only to the secured convertible notes in the amount of $525,000 previously issued in September 2005. In addition, the Company pledged the shares held in Kraft Rt., a Hungarian corporation (“Kraft”) acquired by the Company pursuant to the transaction described below, as collateral to the June 2006 Investors.

The Company granted the June 2006 Investors registration rights with respect to the June 2006 Shares, and the shares of common stock underlying the June 2006 Notes, Series A Warrants, Series B Warrants, the Series C Warrants and Series D Warrants. The Company is required to file a registration statement within 30 days from closing and have such registration statement declared effective within 90 days from closing if the registration statement is not reviewed or, in the event that the registration statement is reviewed, within 120 days from closing. If the Company fails to have the registration statement filed or declared effective by the required dates, it will be obligated to pay a penalty equal to 2% of the purchase price to each investor upon any such registration failure and for each thirty days that such registration failure continues.

The June 2006 Investors have contractually agreed to restrict their ability to convert the June 2006 Notes, Series A Warrants, Series B Warrants, Series C Warrants and Series D Warrants and receive shares of the Company’s common stock such that the number of shares of the Company’s common stock held by them and their affiliates after such conversion does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

Acquisition of Kraft Rt.

Commencing in March 2006 through June 2006, the Company entered into Securities Purchase Agreements with shareholders of Kraft that together owned 95.5% of the equity interest in Kraft to acquire their interests. On June 14, 2006, the Company closed on the acquisition of 95.5% of the outstanding securities of Kraft and, as a result, Kraft is now a majority-owned subsidiary of the Company.

In consideration for the shares of Kraft, the Company issued the sellers an aggregate of 95,500 shares of Series B-4 Preferred Stock of the Company (the “Preferred Shares”). The Preferred Shares are each automatically convertible into 350 shares of common stock or an aggregate of 33,425,000 shares of common stock upon the Company increasing its authorized shares of common stock and, prior to such conversion, the Preferred Shares will have the same voting rights of the shares of common stock and vote together with the shares of common stock on all matters.

June 2006 Settlement Agreements

We entered into an Agreement of Settlement with The Rubin Family Trust (the “Trust”) pursuant to which we agreed to (i) transfer 716,667 shares of common stock of Spongetech Delivery Systems, Inc., 125,000 shares of common stock of Scanteck Medical, Inc., and 104,000 shares of common stock of Infomedix, Inc. (“Infomedix”) and an option to purchase 50,000 shares of Informedix at $0.50 per share and (ii) issue an aggregate of 2,317,000 shares of common stock of the Company to the Trust of which 439,000 shares were shares that were to be issued in lieu of interest on loans aggregating $439,000 provided by the Trust to the Company (the “Loans”). In consideration of the aforementioned securities, the Trust has agreed to forgive all amounts due under the Loans and pledge 1,000,000 shares of common stock of our company in the event that certain liabilities are claimed by certain debt holders of our company. The Trust is a shareholder of our company. Margery Rubin, the wife of Robert Rubin, the CEO and director of our company, is a trustee of the Trust.

We entered into an Agreement of Settlement with Robert Rubin pursuant to which Mr. Rubin received 1,552,928 shares of common stock as consideration for providing a guaranty in connection with various financing arrangements. Mr. Rubin assigned all such shares to the Rubin Family Trust.

Katz Settlement Agreement

In March 2006 the Company entered into a Settlement agreement with Howard Katz, a former director of our company, pursuant to which we issued 176,000 shares of common stock in exchange for Mr. Katz releasing the Company from all amounts payable for services rendered and expenses incurred.

June 2006 Issuances

In June 2006, the Company issued an aggregate of 4,025,000 shares of common stock to nine parties in consideration for services provided to the Company.

March 2006 Convertible Debenture Financing

On March 16, 2006, the Company entered into a financing arrangement with several investors (the “March 2006 Investors”) for the sale of (i) $1,250,000 in convertible notes (the “March 2006 Notes”), (ii) 1,000,000 shares of common stock of the Company (the “March 2006 Shares”) and (iii) common stock purchase warrants to purchase 625,000 shares of common stock at $1.20 price per share for a period of five years (the “March 2006 Warrants”).

The March 2006 Notes are interest free and mature on the earlier of (i) March 16, 2009 or (ii) the Company closing on a financing in the aggregate amount of $12,000,000. The March 2006 Notes are convertible at $1.00 per share. The Company granted the March 2006 Investors registration rights with respect to the March 2006 Shares and the shares of common stock underlying the March 2006 Notes and the March 2006 Warrants.  Further, Robert Rubin, CEO and a director of the Company, has personally guaranteed payment of the march 2006 Notes.

The March 2006 Investors have contractually agreed to restrict their ability to convert the March 2006 Notes and exercise the March 2006 Warrants and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

September 2005 Convertible Debenture Financing

The Company entered into a Securities Purchase Agreement (the “September 2005 Agreement”) with Iroquois Master Fund Ltd., Smithfield Fiduciary LLC and Lilac Ventures Master Fund (collectively, the “September 2005 Investors”) on September 22, 2005 for the sale of (i) $525,000 in senior secured convertible notes (the “September 2005 Notes”) and (ii) 840,000 shares of common stock of the Company (the “September 2005 Shares”). On September 26, 2005, the September 2005 Investors purchased the September 2005 Notes and September 2005 Shares.

The Notes are interest free, mature in March 2007 and are convertible into the Company’s common stock, at the September 2005 Investors' option, at a conversion price equal to 50% of the closing price on the day prior to the submission of the conversion notice, however, the conversion price may not be lower than $0.40 (the “Floor Price”).

Upon maturity of the Notes, the Company, at the option of the September 2005 Investors, the Company may pay the principal of the September 2005 Notes in cash or shares. The Company may only pay in shares if proper notice has been sent to the September 2005 Investors indicating that the Company intends to pay in shares, the number of authorized but unissued shares is sufficient for issuance, the shares are registered for resale and the Company is not in default under the transaction documents. If the September 2005 Notes are paid in shares upon maturity, then the number issuable is determined by dividing the principal then payable by the lower of (i) 50% of the closing price on the day prior to the submission of the conversion notice or (ii) 85% of the arithmetic average of the VWAP for the 20 trading days immediately prior to the date of conversion. However, in no event shall the conversion price be less than the Floor Price.

We have granted the September 2005 Investors a security interest in all of our assets as well as registration rights. We are required to file a registration statement registering the shares of common stock issuable upon conversion of the September 2005 Notes and the September 2005 Shares on the earlier of (i) 30 days from acquiring Kraft or (ii) 90 days from closing, and we are required to have such registration statement declared effective within 135 days from closing. Further, Robert Rubin, CEO and a director of the Company, has personally guaranteed payment of the September 2005 Notes.

The September 2005 Investors have contractually agreed to restrict their ability to convert the September 2005 Notes and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

Common Stock Financing

Commencing at the end of the fourth quarter of 2005 through the end of the first quarter of 2006, the Company sold an aggregate of 1,139,200 shares of common stock to several accredited investors for aggregate compensation of $356,000.

Services

On June 15, 2006, our Board of Directors approved the issuance of 4,025,000 shares of common stock to nine parties that have provided various services to our company including investor relations, internal accounting and legal services. The shares were issued on June 22, 2006.

All of the above offerings and sales were deemed to be exempt under Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of American United Global Inc. or executive officers of American United Global Inc., and transfer was restricted by American United Global Inc. in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

Item 27.    Exhibits

Exhibit No.	Description of Exhibit

3(i)1	Certificate of Incorporation of the Company. (7).

3(ii)1	By-laws of the Company (7).

4.1	Securities Purchase Agreement dated June 14, 2006 by and among the Company and the June 2006 Investors (2)

4.2	Registration Rights Agreement dated June 14, 2006 by and among the Company and the June 2006 Investors (2)

4.3	Form of Senior Secured Convertible Note dated June 14, 2006 (2)

4.4	Form of Series A Common Stock Purchase Warrant dated June 14, 2006(2)

4.5	Form of Series B Common Stock Purchase Warrant dated June 14, 2006(2)

4.6	Form of Series C Common Stock Purchase Warrant dated June 14, 2006(2)

4.7	Form of Series D Common Stock Purchase Warrant dated June 14, 2006(2)

4.8	Security Agreement dated June 14, 2006 by and between the Company and Smithfield Fiduciary LLC as Collateral Agent (2)

4.9	Guaranty dated as of June 14, 2006 by and between Kraft Rt. and Smithfield Fiduciary LLC as Collateral Agent(2)

4.10	Pledge Agreement dated as of June 14, 2006 by and between the Company and Smithfield Fiduciary LLC as Collateral Agent(2)

4.11	Account Receivables Lien Agreement entered by and between Kraft Rt. and the Investors dated June 12, 2006(2)

4.12	Mortgage Agreement entered by and between Kraft Rt. and the Investors dated June 12, 2006 (2)

4.13	Security Agreement entered by and between Kraft Rt. and the Investors dated June 12, 2006 (2)

4.14	Securities Purchase Agreement dated September 22, 2005 by and among the Company and Iroquois Master Fund Ltd., Smithfield Fiduciary LLC and Lilac Ventures Master Fund (4)

4.15	Form of Senior Secured Convertible Note September 23, 2005 (4)

4.16	Security Agreement dated September 22, 2005 by and among the Company and Iroquois Master Fund Ltd., Smithfield Fiduciary LLC and Lilac Ventures Master Fund (4)

4.17	Guaranty of Payment (4)

4.18	Form of Amended and Restated Note issued on due March 20, 2007 (8)

4.19	Form of Warrant issued on March 16, 2006(1)

4.20	Securities Purchase Agreement dated March 16, 2006(8)

4.21	Amendment No. 1 to the Securities Purchase Agreement dated May 18, 2006(8)

4.22	Amendment No. 1 to the Senior Secured Convertible Note (8)

4.23	Amendment No. 1 to the Subscription Agreement for the purchase of shares of common stock. (8)

5.1	Consent of Sichenzia Ross Friedman Ference LLP. (to be filed by amendment)

10.1	Securities Purchase Agreement dated March 16, 2006 by and between the Company, Kraft Rt., Zoltan Kiss and Dr. Laszlo Farkas (1)

10.2	Securities Purchase Agreement dated March 20, 2006 by and between the Company, Kraft Rt., Nagyezsda Kiss, Joseph Gregory Kiss, Maria Gabriella Kiss and Gyula Winkler (1)

10.3	Securities Purchase Agreement dated May 20, 2006 by and between the Company, Kraft Rt., Joel Spival and Jacqueline Spivak(2)

10.4	Secured Promissory Note made by Kraft Rt. dated September 28, 2005 (4)

10.5	Security Interest and Pledge Agreement entered by and between American United Global, Inc., Kraft Rt. and Zoltan Kiss. (4)

10.6	Agreement of Settlement entered on September 27, 2005 by and among American United Global, Inc., North Sound Legacy International Ltd. and North Sound Legacy Institutional Fund LLC (4)

10.7	Supplemental Agreement entered on September 22, 2005 by and among Altitude Group, LLC, Birch Associates, Inc., and D.C. Capital LLC and American United Group, Inc. (4)

10.8	Amendment No. 1 to the Share Purchase Agreement dated December 29, 2005 (5)

10.9	Letter Agreement by and between the Company and Kraft Rt. (5)

14.1	Code of Ethics. (6)

16.1	Letter from Seligson and Giannattasio, LLP (10)

21.1	List of Subsidiaries of the Company.(9)

23.1	Consent of Russell Bedford Stefanou Mirchandani LLP*

23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in exhibit 5.1)

24.1	Powers of Attorney (Included on the signature page hereto).

* Filed herewith.

(1) Incorporated by reference to the Form 8-K Current Report filed on March 23, 2006
(2) Incorporated by reference to the Form 8-K Current Report filed on June 19, 2006
(3) Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on August 15, 2005
(4) Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on September 30, 2005
(5) Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on December 30, 2005.
(6) Incorporated by reference to the Form 10-K Annual Report filed with the Securities and Exchange Commission on July 16, 2004.

(7) Incorporated by reference to the Registration Statement filed on Form S-1 with the Securities and Exchange Commission on January 4, 2002.
(8) Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on July 17, 2006.
(9) Incorporated by reference to the Form SB-2 Registration Statement filed with the Securities and Exchange Commission on July 25, 2006.
(10) Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on August 8, 2006.

Item 28.    Undertakings

The undersigned registrant hereby undertakes to:

(1)   File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)   Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii)   Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii)   Include any additional or changed material information on the plan of distribution.

(2)   For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)   File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)   For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 ;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)   Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Somers, New York on November 13, 2006.

SOLAR THIN FILMS, INC.

By:	/s/ Csaba Toro
Csaba Toro
Chief Executive Officer, Principal Accounting Officer and Principal Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Csaba Toro, his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement of the same offering which is effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Csaba Toro	Chief Executive Officer	November 13, 2006
Csaba Toro

/s/ Robert Rubin	Director	November 13, 2006
Robert Rubin

/s/ Michael Metter		November 13, 2006
Michael Metter	Director

/s/ Zoltan Kiss	Director	November 13, 2006
Zoltan Kiss